 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-258251
Prospectus supplement
(To prospectus dated July 29, 2021)
2,333,334 Ordinary shares
(Including ordinary shares represented by American depositary shares)
We are offering 2,333,334 ordinary shares (including ordinary shares represented by American Depositary Shares, or ADSs), in a global offering.
We are offering ordinary shares represented by ADSs in the U.S. and certain countries outside of the European Economic Area, or the EEA, which we refer to as the U.S. offering. Each ADS represents one ordinary share with a nominal value of €0.10 per share. We are offering ordinary shares in the EEA in a concurrent private placement to any legal entity which is a qualified investor within the meaning of the Regulation 2017/1129 of the European Parliament and of the Council of June 14, 2017, as superseded or amended, or the Prospectus Regulation, which we refer to as the European private placement.
The U.S. offering and the European private placement together constitute a single offering of securities that will occur simultaneously. The total number of ordinary shares in the U.S. offering and the European private placement is subject to reallocation between them if and as requested by investors and as permitted under applicable laws and regulations.
Baillie Gifford Overseas Limited and entities affiliated with it have agreed to purchase on behalf of their clients an aggregate of up to 570,000 ordinary shares in this offering at the offering price per share and on the same terms as the other purchasers in this offering.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “ARGX”. The last reported sale price of the ADSs on the Nasdaq Global Select Market on March 23, 2022 was $313.04 per ADS.
Our ordinary shares are listed on Euronext Brussels under the symbol “ARGX”. The last reported sale price of our ordinary shares on Euronext Brussels March 23, 2022 was €283.40 per share, equivalent to a price of $311.32 per share, based on an exchange rate of €1.00 to $1.0985.
Investing in our securities involves a high degree of risk. Please read “Risk factors” on page S-10 of this prospectus supplement and incorporated by reference into this prospectus supplement before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement does not constitute a prospectus within the meaning of the Prospectus Regulation and has not been approved by the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten / Autorité des services et marchés financiers) or any other European Supervisory Authority.
	Per ADS	Per ordinary share	Total
Public offering price	$300.00	€273.10	$700,000,200
Underwriting discount(1)	$18.00	€11.20	$36,870,012
Proceeds to argenx SE (before expenses)(2)	$282.00	€261.90	$663,130,188
(1) See “Underwriting” beginning on page S-47 of this prospectus supplement for additional information regarding total underwriter compensation.
(2) Total proceeds from the global offering, including the European private placement, are $700,000,200 (assuming an exchange rate of €1.00 to $1.0985). Such proceeds less underwriting discounts and commissions are $663,130,188.
We intend to grant to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of $105,000,000 of additional ordinary shares (which may be represented by ADSs) at the applicable public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.
The underwriters expect to deliver the ADSs and ordinary shares against payment on or about March 28, 2022. The U.S. offering and the European private placement are expected to close simultaneously.
Active bookrunners
J.P. MORGAN MORGAN STANLEY COWEN SVB LEERINK
Co-Managers
Wells Fargo Securities	Kempen & Co.
H.C. Wainwright & Co.	Raymond James	Wedbush PacGrow
Prospectus supplement dated March 23, 2022.

About this prospectus supplement
This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process.
This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus dated July 29, 2021 relating to our ordinary shares and the ADSs. Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this global offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any free writing prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus contain or incorporate by reference market data and industry forecasts that were obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.
No action is being taken in any jurisdiction outside the U.S. to permit the global offering or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this global offering and the distribution of the prospectus supplement or the accompanying prospectus applicable to that jurisdiction.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We use and own various trademark registrations and applications, and unregistered trademarks, including VYVGART™ SIMPLE Antibody™, NHance™, ABDEG™, MyRealWorld™ and our corporate logo and are authorized to use POTELLIGENT™ by BioWa (Kyowa Hakko Kirin Group), SMARTIg™ and ACTIg™ from Chugai and ENHANZE® from Halozyme. We also own a number of domain name registrations, e.g., domain names for argenx, mgunited, vyvgart and more. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying prospectus may be referred to without the ® and/or ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “argenx,” “ARGX,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to argenx SE and its consolidated subsidiaries.
Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus supplement are to the lawful currency of the U.S. of America and references to “Euro,” “EUR,” and “€” are to the single currency of the member states of the European Union participating in the European Monetary Union.
Unless otherwise indicated, certain U.S. dollar amounts contained in this prospectus have been translated into Euros at an exchange rate of €1.00 to $1.0985, which was the rate of the European Central Bank on March 23, 2022. These translations should not be considered representations that any such amounts have been, could have been or could be converted into Euros at that or any other exchange rate as of that or any other date.

Cautionary statement regarding forward-looking statements
This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “will,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the initiation, timing, progress and results of clinical trials of our product candidates, including statements regarding when results of the trials will be made public;

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the potential attributes and benefits of our products and product candidates and their competitive position with respect to other alternative treatments;

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our ability to advance product candidates into, and successfully complete, clinical trials;

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our plans related to the commercialization of our product candidates, if approved;

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the anticipated timing of the market authorizations of our products;

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the anticipated pricing and reimbursement of our products and product candidates, if approved;

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the timing or likelihood of regulatory filings and approvals for any products and product candidates;

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our ability to establish sales, marketing and distribution capabilities for any of our products and product candidates that achieve regulatory approval;

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our regulatory strategy and our ability to establish and maintain manufacturing arrangements for our product candidates;

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the scope and duration of protection we are able to establish and maintain for intellectual property rights covering our products and product candidates, platform and technology;

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our estimates regarding expenses, future revenues, capital requirements and our needs for additional financing;

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the rate and degree of market acceptance of our products and product candidates, if approved;

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the potential benefits of our current collaborations;

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our plans and ability to enter into collaborations for additional programs or product candidates;

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the effect of COVID-19 and the conflict between Russia and Ukraine on our business;

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the impact of government laws and regulations on our business;

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our expectations regarding the use of proceeds from this global offering; and

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other risks and uncertainties, including those listed under the section titled “Risk factors” in this prospectus supplement and the accompanying prospectus, and under the section titled “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021.

You should refer to the section titled “Risk factors” in this prospectus supplement and the accompanying prospectus, and the section titled “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021 for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such risks and uncertainties may be amplified by the COVID-19 pandemic, including various variants thereof, the conflict between Russia and Ukraine, and their respective potential impacts on our business and the global economy. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Information regarding market and industry statistics contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, is included based on information available to us that we believe is accurate. Forecasts and other forwardlooking information obtained from this available information is subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
In addition, statements that include “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Prospectus supplement summary
This summary highlights selected information contained elsewhere in the prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. It may not contain all of the information that you should consider in making your investment decision. Before investing in the ADSs or ordinary shares, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus carefully for a more complete understanding of our business and this global offering, including our consolidated financial statements, and the sections entitled “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company overview
We are a commercial-stage, global, fully-integrated biotechnology company developing a deep pipeline of differentiated therapies for the treatment of severe autoimmune diseases. By combining our suite of antibody engineering technologies with the disease biology expertise of our research collaborators, we aim to translate immunology breakthroughs into a pipeline of novel antibody-based medicines through our discovery engine, the Immunology Innovation Program, or the IIP. We have a particular focus on neuromuscular, hematology, dermatology and nephrology indications within our growing commercial franchises. Through the building and use of commercial franchises, we plan to leverage capabilities and an organizational footprint for subsequent potential launches across our broad immunology pipeline. On December 17, 2021, the U.S. Food and Drug Administration approved efgartigimod, which is being marketed as VYVGART™ (efgartigimod alfa-fcab), for the treatment of generalized myasthenia gravis, or gMG, in adult patients who are acetylcholine receptor antibody positive. On January 20, 2022, the Japan Pharmaceuticals and Medical Devices Agency approved VYVGART™ (efgartigimod alfa) for the treatment of adult patients with gMG who do not have sufficient response to steroids or non-steroidal immunosuppressive therapies. With these regulatory milestones, VYVGART™ is the first-and-only approved neonatal Fc receptor blocker in the U.S and Japan.
Recent developments
We estimate that our cash, cash equivalents and current financial assets were approximately $2.193 billion at February 28, 2022. This financial data is preliminary and may change, and is based on information available to management as of the date of this prospectus and is subject to completion by management of our financial statements as of and for the quarter ended March 31, 2022. There can be no assurance that our final cash position as of March 31, 2022 will not differ from these estimates, including as a result of review adjustments, and any such changes could be material. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect thereto. These results could change as a result of further review. Complete results will be included in our interim report for the quarter ended March 31, 2022.
Corporate information
Our legal and commercial name is argenx SE. We were incorporated under the laws of the Netherlands on April 25, 2008 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). On May 28, 2014, we converted to a Dutch public company with limited liability (naamloze vennootschap). On April 26, 2017, we converted to a Dutch European public company with limited liability (Societas Europaea or SE). Our official seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands. We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our telephone number is +31 (0) 10 70 38 441. Our website address is www.argenx.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only. The registered agent for service of process in the U.S. is CT Corporation System, with an address at 111 8th Avenue, New York, NY 10011.
Our ordinary shares represented by ADSs have been listed on the Nasdaq Global Select Market under the symbol “ARGX” since May 18, 2017. Our ordinary shares have been trading on Euronext Brussels under the symbol “ARGX” since July 2014.
Implications of being a foreign private issuer
We are considered a “foreign private issuer.” In our capacity as a foreign private issuer, we are exempt from certain rules under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares or the ADSs. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we reported and intend to continue to report our results of operations voluntarily on a quarterly basis. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the U.S. or (3) our business is administered principally in the U.S.
We have taken advantage of certain reduced reporting and other requirements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

The offering
Global offering
2,333,334 ordinary shares offered by us, consisting of ordinary shares represented by ADSs offered in the U.S. offering and ordinary shares offered in the EEA to any legal entity that is a qualified investor as defined in the Prospectus Regulation. The U.S. offering and European private placement together constitute a single offering of securities that will occur simultaneously. The total number of ordinary shares in the U.S. offering and European private placement is subject to reallocation between these offerings if and as requested by investors and as permitted under the applicable laws and regulations.
U.S. offering
1,433,701 ADSs representing an equal number of ordinary shares offered by us in the U.S. and certain countries outside of the EEA.
European private placement
899,633 ordinary shares offered by us in the EEA to any legal entity that is a qualified investor as defined in the Prospectus Regulation.
Option to purchase additional shares
We intend to grant to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 350,000 additional ordinary shares (which may be represented by ADSs) at the applicable public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.
American Depositary Shares
The ADSs being sold pursuant to this prospectus supplement represent ordinary shares of argenx SE. Each ADS represents one ordinary share with a nominal value of €0.10 per share. As an ADS holder, we will not treat you as one of our shareholders. The depositary bank, The Bank of New York Mellon, will be the registered holder of the ordinary shares underlying your ADSs. You will have ADS holder rights as provided in the deposit agreement. To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement titled “Description of American Depositary Shares” and the section in the accompanying prospectus titled “Description of securities,” which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein.
Investors in the ADSs will be able to trade our securities and receive distributions on them to the extent described in the section in this prospectus supplement titled “Description of American Depositary Shares” and the section in the accompanying prospectus titled “Description of securities.”
Depositary bank
The Bank of New York Mellon

Ordinary shares to be outstanding immediately following this offering
54,001,649 ordinary shares (or 54,351,649 if the underwriters’ option to purchase additional ordinary shares, which may be represented by ADSs, is exercised in full).
Use of Proceeds
We estimate that the net proceeds from this global offering will be approximately $662,20 million (or approximately $761,67 million if the underwriters exercise their option to purchase additional ordinary shares, which may be represented by ADSs, in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this global offering, together with cash, cash equivalents and current financial assets on hand, (i) to continue to build our commercial infrastructure to support the commercialization of VYVGART™ (efgartigimod alfa fcab) in the U.S. for the treatment of gMG and, if approved, for a rapidly growing number of indications in the U.S. and our other key territories; (ii) to advance the development of efgartigimod to regulatory approval for the treatment of primary immune thrombocytopenia, or ITP, pemphigus vulgaris, or PV, chronic inflammatory demyelinating polyneuropathy, or CIDP, bullous pemphigoid, or BP, myositis, COVID-19 mediated postural orthostatic tachycardia syndrome, or COVID-19 mediated POTS, primary Sjögren’s syndrome, or primary SjS, membranous nephropathy, or MN, and lupus nephritis, or LN; (iii) to advance clinical development of ARGX-117 in multiple phase 2 proof of concept trials in multifocal motor neuropathy, or MMN, and delayed graft function, or DGF, in the context of kidney transplant; (iv) to advance ARGX-119 and early stage pipeline candidates in strategic franchise indications; (v) for our current and future research and development activities and to expand our pipeline of future product candidates and progress technology development; and (vi) for investments in the global supply chain, inventory, other working capital and general corporate purposes. See “Use of proceeds” for a more complete description of the intended use of proceeds from this global offering.
Risk Factors
See “Risk factors” beginning on page S-10 and the other information included in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2021 and the other documents incorporated by reference herein and therein, for a discussion of risks you should carefully consider before deciding to invest in the ADSs or ordinary shares.
Nasdaq trading symbol
“ARGX”
Euronext Brussels trading symbol
“ARGX”
Except as otherwise noted, the number of ordinary shares that will be outstanding after this global offering is based on 51,668,315 ordinary shares outstanding as of December 31, 2021 and excludes 5,619,113 ordinary shares issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted average exercise price of $160.15 (€ 145.09) per share, and 213,136 ordinary shares issuable upon the vesting of restricted stock units outstanding as of December 31, 2021.
Except as otherwise noted, all information in this prospectus supplement assumes:
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no exercise by the underwriters of their option to purchase additional ordinary shares, which may be represented by ADSs; and

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no exercise of the outstanding stock options described above.

Risk factors
Investing in the ADSs or ordinary shares involves a high degree of risk. Before making a decision to invest in the ADSs or ordinary shares, in addition to the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, as updated by the risks described under “Risk factors” in the accompanying prospectus and as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. Such risks and uncertainties may be amplified by the COVID-19 pandemic, the conflict between Russia and Ukraine and their respective potential impacts on our business and the global economy. See also “Where you can find more information.”
Risks related to this offering
The price of the ADSs and ordinary shares may be volatile and may fluctuate due to factors beyond our control.
If you purchase ADSs or ordinary shares in this offering, you may not be able to resell those ADSs or ordinary shares at or above the public offering price. The trading price of the ADSs and the ordinary shares has fluctuated, and is likely to continue to fluctuate, substantially. The trading price of those securities depends on a number of factors, including those described in this “Risk factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, although the ADSs are listed on the Nasdaq Global Select Market and our ordinary shares are listed on Euronext Brussels, we cannot assure you that a trading market for those securities will be maintained.
Since the ADSs were sold at our initial U.S. public offering in May 2017 at a price of $17.00 per ADS, the price per ADS has ranged as low as $17.33 and as high as $376.75 through March 23, 2022. During this same period, ordinary share prices have ranged from as low as €15.48 to as high as €309.80. The market price of the ADSs and ordinary shares may fluctuate significantly due to a variety of factors, many of which are beyond our control, including:
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positive or negative results of testing and clinical trials by us, strategic partners or competitors;

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the outcome of regulatory review of our product candidates;

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delays in entering into strategic relationships with respect to development or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

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technological innovations or commercial product introductions by us or competitors;

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changes in government regulations;

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developments concerning proprietary rights, including patents and litigation matters;

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public concern relating to the commercial value or safety of any of our product candidates;

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financing or other corporate transactions;

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publication of research reports or comments by securities or industry analysts;

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general market conditions in the pharmaceutical industry or in the economy as a whole;

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price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs and/or ordinary shares; or

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other events and factors, many of which are beyond our control.

These and other market and industry factors may cause the market price and demand for the ADSs and ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs or ordinary shares and may otherwise negatively affect the liquidity of the ADSs and ordinary shares. In addition, the stock markets in general, and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. During the first quarter of 2022 to date, such price and volume fluctuations have been significant, with the stock markets in general, and shares of biopharmaceutical companies in particular, declining substantially. Uncertainty related to the conflict between Russia and Ukraine, the threat of expanded military conflict and the impact of economic sanctions and trade restrictions implemented by national governments in response thereto, as well as the impact of disruptions in the global supply chain and rising inflation and interest rates and the continued duration and severity of the COVID-19 pandemic, may continue to adversely affect the capital markets, resulting in a decline in the market price and demand for the ADSs.
If you purchase ADSs or ordinary shares in this offering, you will suffer immediate dilution of your investment.
The public offering price of the ADSs and ordinary shares is substantially higher than the adjusted net tangible book value per ADS and ordinary share, respectively, after this offering. Therefore, if you purchase ADSs or ordinary shares in this offering, you will pay a price per ADS or ordinary share that substantially exceeds our as adjusted net tangible book value per ADS or ordinary share, respectively, after this offering. Based on the public offering price of $300.00 (€273.10) per ADS/ordinary share, you will experience immediate dilution of $243.99 (€222.11) per ADS or ordinary share, representing the difference between our as adjusted net tangible book value per ADS or ordinary share after giving effect to this offering and the public offering price per ADS or ordinary share in this offering. See “Dilution.” To the extent outstanding options or restricted stock units are exercised or settled, respectively, you will incur further dilution.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs or ordinary shares. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the ADSs or ordinary shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiffs in any such action.
The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.
If you or any other owners or holders of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and the depositary. If a lawsuit is brought against either or both of us and the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
We believe that we were not classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the 2021 taxable year, and do not anticipate being classified as a PFIC for U.S. federal income tax purposes for the 2022 taxable year, but this conclusion is a factual determination that is made annually and thus is subject to change. If we were to be classified as a PFIC, this could result in adverse U.S. tax consequences to certain U.S. holders.
Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Our status as a PFIC depends on the composition of our income and the composition and value of our assets (for which purpose the total value of our assets may be determined in part by the market value of our ordinary shares and the ADSs, which are subject to change) from time to time. If we are characterized as a PFIC, U.S. holders of ADSs may suffer adverse tax consequences, including having gains realized on the sale of ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of ADSs. See “Item 10.E—Taxation—Certain Material U.S. Federal Income Tax Considerations to U.S. Holders—Passive Foreign Investment Company Considerations.”
We do not believe that we were classified as a PFIC for the 2021 taxable year and, based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, we do not anticipate being classified as a PFIC with respect to the 2022 taxable year. However, our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurances regarding our PFIC status for the current, prior or future taxable years.
Risks Related to the Development and Clinical Testing of argenx’s Products and Product Candidates
All but one of our products and product candidates are either in preclinical, early-stage clinical or clinical development or market approval has been requested for them, but has not (yet) been granted, and only VYVGART™ for the treatment of gMG has obtained regulatory approval in the U.S. and in Japan. Our trials may fail and even if they succeed we may be unable to commercialize any or all of our products and product candidates due to a lack of, or delay in, regulatory approval or for other reasons.
For our clinical trials to succeed and in order to obtain the requisite regulatory approvals to market and sell any of our products and product candidates, we or our collaborators for such candidates must successfully demonstrate through extensive preclinical studies and clinical trials that our products are safe, pure and potent or effective in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and our future clinical trial results may not be successful. There is a high failure rate for drugs and biologics proceeding through clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in our clinical development could have a material adverse effect on our business, operating results and financial condition.
We may experience delays in our ongoing clinical trials, including as a result of COVID-19, and we do not know whether planned clinical trials will begin on time, need to be redesigned, enroll patients on time or be completed on schedule, if at all. Clinical trials can be delayed, suspended, or terminated for a large variety of reasons outside our control, including delays of approval from regulatory authorities, institutional review boards or ethics committees, delays or failure to recruit or retain patients, failures of third parties to comply with regulatory or contractual requirements or issues relating to the quantity, quality or stability of the product or product candidate.
We could encounter delays, for example if a clinical trial is suspended or terminated by us, by the institutional review boards, or IRBs, of the institutions in which such trials are being conducted or ethics committees, by the Data Review Committee, or DRC, or Data Safety Monitoring Board, or DSMB, for such trial or by the European Medicines Agency, or EMA, the U.S. Food and Drug Administration, or FDA, Pharmaceuticals and Medical Devices Agency, or PMDA, or other regulatory authorities. Such authorities may impose a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the EMA, FDA, PMDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, including those relating to the class to which our products and product candidates belong, failure to demonstrate a benefit from using products or product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. We could also experience operational challenges as we undertake an increasing number of clinical trials. If we experience delays in the completion of, or termination of, any clinical trial of our products or product candidates, the commercial prospects of our products and product candidates will be harmed, and our ability to generate product revenues from any of these products and product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Significant clinical trial delays could also allow our competitors to bring products to market before we do or shorten any periods during which we have the exclusive right to commercialize our products and product candidates and impair our ability to commercialize our products and product candidates and may harm our business, results of operations and financial condition.
Clinical trials must be conducted in accordance with the EMA, FDA, PMDA and other applicable regulatory authorities’ legal requirements and regulations and are subject to oversight by these governmental agencies and IRBs at the medical institutions where the clinical trials are conducted or ethics committees. In addition, clinical trials must be conducted with supplies of our products and product candidates produced under current Good Manufacturing Practice, or cGMP, requirements and other regulations. Furthermore, we rely on contract research organizations, or CROs, and clinical trial sites to ensure the proper and timely conduct of our clinical trials and while we have agreements governing their committed activities, we have limited influence over their actual performance. We depend on our collaborators and on medical institutions and CROs to conduct our clinical trials in compliance with Good Clinical Practices, or GCP, requirements. To the extent our collaborators or the CROs or investigators fail to enroll participants for our clinical trials, fail to conduct the study to GCP standards or are delayed for a significant time in the execution of trials, including achieving full enrollment, we may be affected by increased costs, program delays or both, which may harm our business. In addition, clinical trials that are conducted in countries outside the European Union and the U.S. may subject us to further delays and expenses as a result of increased shipment costs, additional regulatory requirements and the engagement of non-European Union and non-U.S. CROs, as well as expose us to risks associated with clinical investigators who are unknown to the EMA, FDA, PMDA or other regulatory authorities, and apply different standards of diagnosis, screening and medical care.
Before we can commence clinical trials for a product candidate, we must complete extensive preclinical testing and studies that support our planned IND applications in the U.S. or Japan, or a clinical trial applications, or CTAs, in Europe, or a comparable application in other jurisdictions. We cannot be certain of the timely completion or outcome of our preclinical testing and studies and cannot predict if the EMA, FDA, PMDA or other regulatory authorities will accept our proposed clinical programs or if the outcome of our preclinical testing and studies will ultimately support the further development of these product candidates. Thus, we cannot be sure that we will be able to submit INDs or CTAs or comparable applications for our preclinical programs on the timelines we expect, if at all, and we cannot be sure that submission of INDs or CTAs or comparable applications will result in the EMA, FDA, PMDA or other regulatory authorities allowing clinical trials to begin.
Even if clinical trials do begin for these preclinical programs, our development efforts may not be successful, and clinical trials that we conduct or that third parties conduct on our behalf may not demonstrate sufficient safety, purity and potency or efficacy to obtain the requisite regulatory approvals for any of our products and product candidates or products and product candidates employing our technology. Many of our clinical trials are blinded, which may cause us to incur significant expenses without any visibility as to the likelihood of successful results. For instance, we expect to receive topline data for the Phase 3 ADVANCE trial of 10 mg/kg efgartigimod for the treatment of primary ITP in the second quarter of 2022. As such study results are blinded, we will not know whether such trial has been successful until we receive the data and cannot assure you that such data will contain positive results. Even if we obtain positive results from preclinical studies or initial clinical trials, we may not achieve the same success in future trials.
Any of these occurrences may harm our business, results of operations and financial condition significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates or result in the development of our product candidates being stopped early.
The time required to obtain approval by the FDA, EMA, PMDA and comparable foreign authorities is unpredictable but typically takes many years, if obtained at all, following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. Only VYVGART™ for the treatment of gMG has obtained regulatory approval in the U.S. and in Japan and we do not currently have any approvals for any other indication, in any other jurisdictions or for any other product candidates and it is possible that none of our other existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval in any other jurisdiction or indication. Approval by one regulatory authority does not guarantee approval by another regulatory authority on the basis of the same data or at all. We have limited experience in submitting and supporting the applications necessary to seek regulatory approvals and expect to rely on third-party CROs to assist us in this process. Securing regulatory approval requires the submission of extensive nonclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing regulatory approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities.
If we are unable to obtain regulatory approval of our products and product candidates on a timely basis or at all, our business will be materially impacted. For instance, we have incurred significant time and expense related to preparation for the build-out of our global commercial infrastructure and drug product inventory ahead of the launch of VYVGART™ for the treatment of gMG. A marketing authorization application, or MAA, for efgartigimod for the treatment of gMG is currently under review with the EMA with an anticipated decision in the second half of 2022 and we expect Zai Lab Limited to be able to file for approval in Greater China by mid-2022 and Medison in Israel in the second quarter of 2022. If VYVGART™ is not approved in one or more jurisdictions other than the U.S. and Japan, or if such approvals are significantly delayed, it could have a material adverse effect on our business.

Use of proceeds
We estimate that we will receive net proceeds from the global offering of $662.20 (€602.83) million, based on a public offering price of $300.00 per ADS in the U.S. offering and €273.10 per ordinary share in the European private placement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional ordinary shares (which may be represented by ADSs), we estimate that we will receive net proceeds from the global offering of approximately $761.67 (€693.38) million, based on a public offering price of $300.00 per ADS in the U.S. offering and €273.10 per ordinary share in the European private placement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
As of December 31, 2021, we had cash, cash equivalents and current financial assets of $2.3 billion. The principal purposes of this offering are to increase our financial flexibility to advance our clinical pipeline, commercial and pre-commercial activities. We currently expect to use the net proceeds from this offering, together with our existing cash, cash equivalents and current financial assets, as follows:
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to continue to build our commercial infrastructure to support the commercialization of VYVGARTTM (efgartigimod alfa fcab) in the U.S. for the treatment of gMG and, if approved, for a rapidly growing number of indications in the U.S. and our other key territories;

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to advance the development of efgartigimod to market regulatory approval for the treatment of ITP, PV, CIDP, BP, myositis, COVID-19 mediated POTS, SjS, MN and LN;

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to advance clinical development of ARGX-117 in multiple Phase 2 proof of concept trials in MMN and DGF in the context of kidney transplant;

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to advance ARGX-119 and early-stage pipeline candidates in strategic franchise indications;

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for our current and future research and development activities and to expand our pipeline of future product candidates and progress technology development; and

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for investments in the global supply chain, inventory, other working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the costs necessary to develop antibody candidates can be difficult. The amounts and timing of our actual expenditures and the extent of commercialization, clinical development and pre-commercial activities may vary significantly depending on numerous factors, including the progress, timing and completion of our development efforts and preparation of our commercial infrastructure, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, the time and costs involved in obtaining regulatory approval for our product candidates as well as maintaining our existing collaborations and any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this global offering.
Pending their use, we plan to invest the net proceeds from this global offering in short and intermediate term interest bearing obligations and certificates of deposit.

Dividend policy
We have never paid or declared any cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future. All of the ordinary shares represented by the ADSs offered by this prospectus supplement and the accompanying prospectus will have the same dividend rights as all of our outstanding ordinary shares. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.
Under Dutch law, a Dutch European public company with limited liability (Societas Europaea or SE) may only pay dividends if the shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or our Articles of Association. Subject to such restrictions, any future determination to pay dividends would be at the discretion of the shareholders at our General Meeting.

Capitalization
The following table sets forth our cash, cash equivalents and current financial assets and capitalization as of December 31, 2021 on:
•
an actual basis; and

•
an as adjusted basis to reflect the sale by us of 2,333,334 ordinary shares in the global offering (including ordinary shares represented by ADSs) based on the public offering price of $300.00 per ADS in the U.S. offering and €273.10 per ordinary share in the European private placement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us of $0.93 million.

You should read this table together with our consolidated financial statements and related notes, as well as the section titled “Operating Results” in our Annual Report on Form 20-F for the year ended December 31, 2021 and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.
	December 31, 2021
	Actual	As adjusted
	(Dollars in thousands)
Cash, cash equivalents and current financial assets	$2,336,728	$2,998,932
Equity:
Share capital	6,233	6,489
Share premium	3,462,775	4,125,086
Translation differences	131,684	131,684
Accumulated losses	(1,400,197)	(1,400,561)
Other reserves	333,729	333,729
Total equity	2,534,224	3,196,427
Total capitalization	$2,534,224	$3,196,427
The number of ordinary shares that will be outstanding after this global offering is based on 51,668,315 ordinary shares outstanding as of December 31, 2021 and excludes 5,619,113 ordinary shares issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted average exercise price of $160.15 (€ 145.09) per share, and 213,136 ordinary shares issuable upon the vesting of restricted stock units outstanding as of December 31, 2021.

Dilution
If you invest in the ADSs or the ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS or ordinary share paid by purchasers of the ADSs or the ordinary shares and the as adjusted net tangible book value per ADS or ordinary share after this offering. Our net tangible book value as of December 31, 2021 was $2,363 (€ 2,151) million, or $45.73 (€ 41.63) per ADS or ordinary share. Net tangible book value per ADS or ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) the number of ordinary shares outstanding as of December 31, 2021, or 51,668,315 ordinary shares.
After giving effect to our sale of 2,333,334 ordinary shares (including ordinary shares represented by ADSs) in this global offering at the public offering price of $300.00 per ADS and $273.10 per ordinary share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us of $0.93 million, our as adjusted net tangible book value as of December 31, 2021 would have been $3.03 (€2.75) million, or $56.01 (€50.99) per ADS or ordinary share. This amount represents an immediate increase in net tangible book value of $10.28 (€9.36) per ADS or ordinary share, to our existing shareholders and an immediate dilution in net tangible book value of $243.99 (€222.11) per ADS or ordinary share to new investors.
The following table illustrates this dilution on a per ADS or ordinary share basis:
	As of December 31, 2021
	Per ADS	Per ordinary share
Public offering price per ADS or ordinary share	$300.00	$300.00
Historical net tangible book value per ADS or ordinary share as of December 31, 2021	$45.73	$45.73
Increase in net tangible book value per ADS or ordinary share attributable to new investors participating in this global offering	$10.28	$10.28
As adjusted net tangible book value per ADS or ordinary share after this global offering	$56.01	$56.01
Dilution per ADS or ordinary share to new investors participating in this global offering	$243.99	$243.99
If the underwriters exercise their option to purchase up to an aggregate of 350,000 additional ordinary shares (which may be represented by ADSs) in full, the as adjusted net tangible book value per ADS or ordinary share after this offering as of December 31, 2021 would be $57.48 (€52.33) per ADS or ordinary share, the increase in the as adjusted net tangible book value to existing shareholders would be $11.75 (€10.70) per ADS or ordinary share, and the dilution to new investors participating in this offering would be $242.52 (€220.77) per ADS or ordinary share.
The number of ordinary shares that will be outstanding after this global offering is based on 51,668,315 ordinary shares outstanding as of December 31, 2021 and excludes 5,619,113 ordinary shares issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted average exercise price of $160.15 (€ 145.09) per share, and 213,136 ordinary shares issuable upon the settlement of vested restricted stock units outstanding as of December 31, 2021.

Description of American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one share (or a right to receive one share) deposited with ING Bank N.V., as custodian for the depositary in The Netherlands. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with our other securities, cash and other property held by the depositary, are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Dutch law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in “Where you can find more information.”
Dividends and other distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the U.S. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See the subsections of the “Taxation” section herein titled “Certain material U.S. federal income tax considerations to U.S. holders,” “Material Dutch tax consequences” and “Material Belgian tax consequences” as applicable. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, withdrawal and cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a General Meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to Dutch law and the provisions of our Articles of Association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the General Meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 45 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:
•
we do not wish to receive a discretionary proxy;

•
there is substantial shareholder opposition to the particular question; or

•
the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.
Fees and expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	Any cash distribution to ADS holders

Persons depositing or withdrawing shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and exchange offers; redemption, replacement or cancellation of deposited securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practicable to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on obligations and liability
Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for depositary actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your right to receive the shares underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are making a distribution in respect of our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct registration system
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury trial waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
No provision of the deposit agreement serves as a waiver by any owner or holder of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxation
The information presented under the caption “Certain material U.S. federal income tax considerations to U.S. holders” below is a discussion of certain material U.S. federal income tax considerations to a U.S. holder (as defined below) of investing in the ADSs. The information presented under the caption “Material Dutch tax consequences” is a discussion of the material Dutch tax consequences of investing in the ordinary shares or ADSs. The information presented under the caption “Material Belgian tax consequences” is a discussion of the material Belgian tax consequences of investing in the ordinary shares or ADSs.
You should consult your tax advisor regarding the applicable tax consequences to you of investing in the ordinary shares or ADSs under the laws of the U.S. (federal, state and local), the Netherlands, Belgium and any other applicable foreign jurisdiction.
Certain material U.S. federal income tax considerations to U.S. holders
The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that are initial purchasers of ADSs and that will hold ADSs as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Code. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:
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banks, investment funds, financial institutions or insurance companies;

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brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

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tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

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real estate investment trusts, regulated investment companies or grantor trusts;

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persons that hold the ADSs as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

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partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the ADSs through such an entity;

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certain former citizens or long-term residents of the U.S.;

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persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the U.S.;

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persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

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holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ordinary shares and ADSs; and

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holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, alternative minimum tax considerations, the special tax accounting rules under Section 451(b) of the Code, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of ADSs.
This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the income tax treaties between the Netherlands and the U.S., and Belgium and the U.S., in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. We have not received nor do we expect to seek a ruling from the U.S. Internal Revenue Service, or the IRS, regarding any matter discussed herein. There can be no assurances that the IRS will not take a contrary or different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of ADSs in their particular circumstances.
For the purposes of this summary, a “U.S. holder” is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the U.S.;

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a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or have a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in those ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of acquiring, owning and disposing of ADSs in its particular circumstances.
In general, a U.S. holder who owns ADSs will be treated as the beneficial owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will generally be recognized if a U.S. holder exchanges ADSs for the underlying shares represented by those ADSs. U.S. holders are encouraged to consult their tax advisors as to the U.S. federal, state and local and non-U.S. tax considerations of holding and disposing of our ADSs in their particular circumstances.
As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC.
Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Distributions.   Although we do not currently plan to pay dividends, and subject to the discussion under “—Passive foreign investment company considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Dutch or Belgian withholding tax, if any) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in ADSs (but not below zero). Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the ADSs for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, U.S. Holders should assume any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year)

applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (ii) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We are incorporated under the laws of the Netherlands, but we have not analyzed whether we qualify as a resident of the Netherlands or purposes of, and are eligible for the benefits of, the U.S. tax treaty, and there can be no assurance in this regard. Further, the IRS has determined that the U.S. tax treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. The ADSs are listed on the Nasdaq Global Select Market, which is an established securities market in the U.S., and we expect the ADSs to be readily tradable on Nasdaq. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the U.S. in later years. If the ADSs are considered readily tradable on an established Securities Market in the U.S., subject to the discussion under “Passive foreign investment company considerations” below, such dividends will generally be “qualified dividend income” in the hands of non-corporate U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
A U.S. holder generally may claim the amount of any Dutch or Belgian withholding tax as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ADSs that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Dutch or Belgian income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Furthermore, Dutch or Belgian income taxes withheld in excess of the rate applicable under the income tax treaty between the Netherlands or Belgium and the U.S. will not be eligible for credit against U.S. holders’ federal income tax liability. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
Sale, exchange or other taxable disposition of ADSs.   A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ADSs. Subject to the discussion under “—Passive foreign investment company considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in ADSs generally will be equal to the cost of such ADSs. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.
Medicare tax.   Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ADSs. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in ADSs.

Passive foreign investment company considerations.   If we are classified as a PFIC for any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A corporation organized outside the U.S. generally will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets, which, assuming we are treated as a publicly traded company for these purposes, may be determined by valuing our assets in part by reference to the market value of our ordinary shares and ADSs,(which is subject to change), is attributable to assets that produce “passive income” or are held for the production of “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income for purposes of the PFIC tests. If we are classified as a PFIC for any year with respect to which a U.S. holder owns ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns ADSs, regardless of whether we continue to meet the tests described above.
Whether we are classified as a PFIC for any taxable year will depend on the composition of our income and the projected composition and estimated fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares and ADSs, which is likely to fluctuate. Based on the foregoing, we believe that we were not classified as a PFIC for 2021, and we do not anticipate being classified as a PFIC with respect to the 2022 taxable year based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, however, as previously mentioned, we cannot provide any assurances regarding our PFIC status for the current or any prior or future taxable years.
If we are classified as a PFIC, for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for ADSs) and (b) any gain realized on the sale or other disposition of ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest rate in effect for individuals or corporations, as applicable, for such taxable year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.”
Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of ADSs. If a U.S. holder makes the mark-to- market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election will generally be available to a U.S. holder.
If we are a PFIC for any year during which a U.S. holder holds ADSs, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ADSs. If such election is made, the U.S. holder will be deemed to have sold the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences applicable to sales of PFIC shares described above. After the deemed sale election, the U.S. holder’s ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid “qualified electing fund,” or QEF, election. However, we do not currently intend to provide the information necessary for U.S. holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs. We have not determined whether any of our subsidiaries are or may be lower-tier PFICs for the current taxable year or future taxable years, and we do not intend to do so. We also do not intend to make available the information necessary for U.S. holders to make a QEF election with respect to any lower-tier PFICs and therefore you should expect that you will not be able to make a QEF election with respect to them.
If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisors with respect to the acquisition, ownership and disposition of ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.
Backup withholding and information reporting.   U.S. holders generally will be subject to information reporting requirements with respect to dividends on ADSs and on the proceeds from the sale, exchange or disposition of the ADSs that are paid within the U.S. or through U.S.- related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign asset reporting.   Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their acquisition, ownership and disposition of the ADSs.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Material Dutch tax consequences
The following summary outlines certain material Dutch tax consequences in connection with the acquisition, ownership and disposal of ordinary shares or ADSs. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. The summary does not purport to present any comprehensive or complete picture of all Dutch tax aspects that could be of relevance to the acquisition, ownership and disposal of ordinary shares or ADSs by a (prospective) holder of ordinary shares or ADSs who may be subject to special tax treatment under applicable law. The summary is based on the tax laws and practice of the Netherlands as in effect on the date of this prospectus supplement, which are subject to changes that could prospectively or retrospectively affect the Dutch tax consequences.
This summary does not address the Dutch tax consequences for a holder of ordinary shares or ADSs that is considered to be affiliated (gelieerd) to argenx SE within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). Generally, a holder of ordinary shares or ADSs is considered to be affiliated to argenx SE for these purposes if (i) it has a qualifying interest in argenx SE, (ii) argenx SE has a qualifying interest in such party, or (iii) a third party has a qualifying interest in both argenx SE and such party. A party is equated with any collaborating group of parties of which it forms part. A qualifying interest is an interest that allows the holder to have a decisive influence over the other party’s decisions, in such a way that it is able to determine the activities of the other party. A party is in any case considered to have a qualifying interest in another party if it (directly or indirectly) owns more than 50 per cent. of the voting rights in such other party.
For purposes of Dutch income and corporate income tax, shares, or certain other assets, which may include depositary receipts in respect of shares, legally owned by a third party such as a trustee, foundation or similar entity or arrangement, a “Third Party,” may under certain circumstances have to be allocated to the (deemed) settlor, grantor or similar originator, the “Settlor,” or, upon the death of the Settlor, such Settlor’s beneficiaries, the “Beneficiaries,” in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement, or the “Separated Private Assets.”
The summary does not address the Dutch tax consequences of a holder of ordinary shares or ADSs who is an individual and who has a substantial interest (aanmerkelijk belang) in the company. Generally, a holder of the ordinary shares or ADSs will have a substantial interest in the company if such holder of ordinary shares or ADSs, whether alone or together with such holder’s spouse or partner and/or certain other close relatives, holds directly or indirectly, or as Settlor or Beneficiary of Separated Private Assets (i) (x) the ownership of, (y) certain other rights, such as usufruct, over, or (z) rights to acquire (whether or not already issued), shares (including the ordinary shares or ADSs) representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the company or (ii) (x) the ownership of, or (y) certain other rights, such as usufruct over, profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of the company or to 5% or more of the liquidation proceeds of the company.

In addition, a holder of ordinary shares or ADSs has a substantial interest in the company if such holder, whether alone or together with such holder’s spouse or partner and/or certain other close relatives, has the ownership of, or other rights over, shares, or depositary receipts in respect of shares, in, or profit certificates issued by, the company that represent less than 5% of the relevant aggregate that either (a) qualified as part of a substantial interest as set forth above and where shares, or depositary receipts in respect of shares, profit certificates and/or rights there over have been, or are deemed to have been, partially disposed of, or (b) have been acquired as part of a transaction that qualified for non-recognition of gain treatment. Furthermore, this summary does not address the Dutch tax consequences of a holder of the ordinary shares or ADSs who:
a) is an individual and receives income or realizes capital gains in respect of the ordinary shares or ADSs in connection with such holder’s employment activities or in such holder’s capacity as (former) board member or (former) supervisory board member; or
b) is a resident of any non-European part of the Kingdom of the Netherlands.
PROSPECTIVE HOLDERS OF ORDINARY SHARES OR ADSs SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISER WITH RESPECT TO THE DUTCH TAX CONSEQUENCES OF ANY ACQUISITION, OWNERSHIP OR DISPOSAL OF ORDINARY SHARES OR ADSs IN THEIR INDIVIDUAL CIRCUMSTANCES.
Dividend withholding tax
General
The company is generally required to withhold dividend withholding tax imposed by the Netherlands at a rate of 15% on dividends distributed by the company in respect of our ordinary shares underlying the ADSs. The expression “dividends distributed by the company” as used herein includes, but is not limited to:
a) distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital (gestort kapitaal) not recognized for Dutch dividend withholding tax purposes;
b) liquidation proceeds, proceeds of redemption of our ordinary shares or, as a rule, consideration for the repurchase of our ordinary shares by the company in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;
c) the par value of our ordinary shares issued to a holder of our ordinary shares or an increase of the par value of our ordinary shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and
d) partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (i) the shareholders at the General Meeting have resolved in advance to make such repayment and (ii) the par value of our ordinary shares concerned has been reduced by an equal amount by way of an amendment of our articles of association.
Holders of ordinary shares or ADSs resident in the Netherlands
A holder of ordinary shares or ADSs that is an individual that is resident or deemed to be resident in the Netherlands for Dutch tax purposes is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its income tax liability, or a full refund, of the Dutch dividend withholding tax.
A holder of ordinary shares or ADSs that is a legal entity that is resident or deemed to be resident in the Netherlands for Dutch tax purposes is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its corporate income tax liability of the Dutch dividend withholding tax. If and to the extent such legal entity cannot credit the full amount of Dutch dividend withholding tax in a given year, the Dutch dividend withholding tax may be carried forward and credited against its corporate income tax liability in subsequent years (without time limitation).

A holder of ordinary shares or ADSs that is a legal entity that is resident or deemed to be resident in the Netherlands for Dutch tax purposes that is exempt from Dutch corporate income tax, is generally entitled, subject to the anti-dividend stripping rules described below, to a full refund of Dutch dividend withholding tax on dividends received.
The same generally applies to holders of ordinary shares or ADSs that are neither resident nor deemed to be resident in the Netherlands for Dutch tax purposes if the ordinary shares or ADSs are attributable to a permanent establishment in the Netherlands of such non-resident holder.
Holders of ordinary shares or ADSs resident outside the Netherlands
A holder of ordinary shares or ADSs that is resident in a country for tax purposes with which the Netherlands has a tax treaty in effect, may, depending on the terms of such double taxation convention and subject to the anti-dividend stripping rules described below, be eligible for a full or partial exemption from, or full or partial refund of, Dutch dividend withholding tax on dividends received.
A holder of ordinary shares or ADSs, that is a legal entity (a) tax resident in (i) a Member State of the European Union, (ii) Iceland, Norway or Liechtenstein, or (iii) a country with which the Netherlands has concluded a tax treaty that includes an article on dividends and (b) that is in its state of residence under the terms of a tax treaty concluded with a third state, not considered to be resident for tax purposes in a country with which the Netherlands has not concluded a tax treaty that includes an article on dividends (not being a Member State of the European Union, Iceland, Norway or Liechtenstein), is generally entitled, subject to the anti-abuse rules and the anti-dividend stripping rules described below, to a full exemption from Dutch dividend withholding tax on dividends received if it holds an interest of at least 5% (in shares or, in certain cases, in voting rights) in the company or if it holds an interest of less than 5%, in either case where, had the holder of ordinary shares or ADSs been a Dutch resident, it would have had the benefit of the participation exemption (this may include a situation where another related party holds an interest of 5% or more in the company).
The full exemption from Dutch dividend withholding tax on dividends received by a holder of the ordinary shares or ADSs, that is a legal entity (a) tax resident in (i) a Member State of the European Union, (ii) Iceland, Norway or Liechtenstein, or (iii) a country with which the Netherlands has concluded a tax treaty that includes an article on dividends is not granted if (x) the interest held by such holder (i) is held with the avoidance of Dutch dividend withholding tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality) or (y) the holder of ordinary shares or ADSs has a similar function to a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling).
A holder of ordinary shares or ADSs, that is an entity tax resident in (i) a Member State of the European Union, or (ii) Iceland, Norway or Liechtenstein, or (iii) in a jurisdiction which has an arrangement for the exchange of tax information with the Netherlands (and such holder as described under (iii) holds ordinary shares or ADSs as a portfolio investment, i.e., such holding is not acquired with a view to the establishment or maintenance of lasting and direct economic links between the holder of ordinary shares or ADSs and the company and does not allow the holder of ordinary shares or ADSs to participate effectively in the management or control of the company), which is exempt from tax in its country of residence and does not have a similar function to a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling), and that would have been exempt from Dutch corporate income tax if it had been a resident of the Netherlands, is generally entitled, subject to the anti-dividend stripping rules described below, to a full refund of Dutch dividend withholding tax on dividends received. This full refund will in general benefit certain foreign pension funds, government agencies and certain government controlled commercial entities.
According to the anti-dividend stripping rules, no exemption, reduction, credit or refund of Dutch dividend withholding tax will be granted if the recipient of the dividend paid by the company is not considered the beneficial owner (uiteindelijk gerechtigde) of the dividend as defined in these rules. A recipient of a dividend is not considered the beneficial owner of the dividend if, as a consequence of a combination of transactions, (i) a person (other than the holder of the dividend coupon), directly or indirectly, partly or wholly benefits from the dividend, (ii) such person directly or indirectly retains or acquires a comparable interest in the ordinary shares or ADSs, and (iii) such person is entitled to a less favorable exemption, refund or credit of dividend withholding tax than the recipient of the dividend distribution. The term “combination of transactions” includes transactions that have been entered into in the anonymity of a regulated stock market, the sole acquisition of one or more dividend coupons and the establishment of short-term rights or enjoyment on the ordinary shares or ADSs (e.g., usufruct).
Holders of ordinary shares or ADSs resident in the U.S.
Dividends distributed by the company to U.S. resident holders of ordinary shares or ADSs that are eligible for benefits under the Convention between the Kingdom of the Netherlands and the U.S. of America for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes and Income, dated December 18, 1992 as amended by the protocol of March 8, 2004, or the U.S. Tax Treaty, generally will be entitled to a reduced dividend withholding tax rate of 5% in case of certain U.S. corporate shareholders owning at least 10% of the company’s total voting power. Certain U.S. pension funds and tax-exempt organizations may qualify for a complete exemption from Dutch dividend withholding tax.
Under the U.S. Tax Treaty such benefits are generally available to U.S. residents if such resident is the beneficial owner of the dividends, provided that such shareholder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares or ADSs are attributable. A person may, however, not claim the benefits of the U.S. Tax Treaty if such person’s entitlement to such benefits is limited by the provisions of Article 26 (the limitation on benefits provision) of the U.S. Tax Treaty. The reduced dividend withholding tax rate can generally be applied at source upon the distribution of the dividends, provided that the proper forms have been filed in advance of the distribution. In the case of certain tax-exempt organizations, as a general rule, the so-called refund method applies; only when certain administrative conditions have been fulfilled may such tax-exempt organization use the exemption method.
Irrespective of meeting the conditions of the relevant provisions of U.S. Tax Treaty, dividends distributed by the company to a U.S. resident holder (i) who is a legal entity resident in the U.S. and (ii) that is in the U.S. under the terms of a tax treaty with a third state not considered to be resident for tax purposes in a country with which the Netherlands has not concluded a tax treaty that includes an article on dividends (not being a Member State of the European Union, Iceland, Norway or Liechtenstein), are generally, subject to the anti-dividend stripping rules described above, fully exempt from Dutch dividend withholding tax if the U.S. resident holder of ordinary shares or ADSs holds an interest of at least 5% (in shares or, in certain cases, in voting rights) in the company or if it holds an interest of less than 5%, in either case where, had the holder of ordinary shares or ADSs been a Dutch resident, it would have had the benefit of the participation exemption (this may include a situation where another related party holds an interest of 5% or more in the company). The full exemption from Dutch dividend withholding tax on dividends received by a U.S. holder of ordinary shares or ADSs that is a legal entity is however not granted if (x) the interest held by such U.S. holder (i) is held with the avoidance of Dutch dividend withholding tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality) or (y) the U.S. holder of ordinary shares or ADSs has a similar function to a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling).
Taxes on income and capital gains
Holders of ordinary shares or ADSs resident in the Netherlands: individuals
A holder of ordinary shares or ADSs, who is an individual resident or deemed to be resident in the Netherlands for Dutch tax purposes will be subject to regular Dutch income tax on the income derived from the ordinary shares or ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs by the holder thereof, if:
a) such holder of ordinary shares or ADSs has an enterprise or an interest in an enterprise, to which enterprise the ordinary shares or ADSs are attributable; and/or
b) such income or capital gain forms “a benefit from miscellaneous activities” (“resultaat uit overige werkzaamheden”) which, for instance, would be the case if the activities with respect to the ordinary shares or ADSs exceed “normal active asset management” (“normaal, actief vermogensbeheer”) or if income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a “lucrative interest” (“lucratief belang”)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.
If either of the abovementioned conditions (a) or (b) applies, income derived from the ordinary shares or ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs will in general be subject to Dutch income tax at the progressive rates up to 49.5%.
If the abovementioned conditions (a) and (b) do not apply, a holder of the ordinary shares or ADSs who is an individual, resident or deemed to be resident in the Netherlands for Dutch tax purposes will not be subject to taxes on income and capital gains in the Netherlands. Instead, such individual is generally taxed at a flat rate of 31% on deemed income from “savings and investments” (“sparen en beleggen”), which deemed income is determined on the basis of the amount included in the individual’s “yield basis” (“rendementsgrondslag”) at the beginning of the calendar year (minus a tax-free threshold). For the 2022 tax year, the deemed income derived from savings and investments will amount to 1.818% of the individual’s yield basis up to and including €50,650, 4.366% of the individual’s yield basis exceeding €50,650 up to and including €962,350 and 5.53% of the individual’s yield basis in excess of €962,350. The tax-free threshold for 2022 is €50,650. The percentages to determine the deemed income will be reassessed every year. Based on case law and depending on your actual income and gains from these and other passive investments, you may be entitled to a reduction of this tax.
Holders of ordinary shares or ADSs resident in the Netherlands: corporate entities
A holder of ordinary shares or ADSs that is resident or deemed to be resident in the Netherlands for Dutch corporate income tax purposes, and that is:
•
a corporation;

•
another entity with a capital divided into shares;

•
a cooperative (association);

•
or another legal entity that has an enterprise or an interest in an enterprise to which the ordinary shares or ADSs are attributable,

but which is not:
•
a qualifying pension fund;

•
a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling); or

•
another entity exempt from corporate income tax,

will in general be subject to regular Dutch corporate income tax, generally levied at a rate of 25.8% (15% over profits up to and including €395,000) over income derived from the ordinary shares or ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs, unless, and to the extent that, the participation exemption (deelnemingsvrijstelling) applies.
Holders of ordinary shares or ADSs resident outside the Netherlands: individuals
A holder of ordinary shares or ADSs who is an individual, not resident or deemed to be resident in the Netherlands will not be subject to any Dutch taxes on income derived from the ordinary shares or ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs (other than the Dutch dividend withholding tax described above), unless:
a) such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares or ADSs are attributable; or
b) such income or capital gain forms a “benefit from miscellaneous activities in the Netherlands” (“resultaat uit overige werkzaamheden in Nederland”) which would for instance be the case if the activities in the Netherlands with respect to the ordinary shares or ADSs exceed “normal active asset management” (“normaal, actief vermogensbeheer”) or if such income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a “lucrative interest” (“lucratief belang”)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), in whole or in part, in the Netherlands, whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.
If either of the abovementioned conditions (a) or (b) applies, income or capital gains in respect of dividends distributed by the company or in respect of any gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs will in general be subject to Dutch income tax at the progressive rates up to 49.5%.
Holders of ordinary shares or ADSs resident outside the Netherlands: legal and other entities
A holder of ordinary shares or ADSs, that is a legal entity, another entity with a capital divided into shares, an association, a foundation or a fund or trust, not resident or deemed to be resident in the Netherlands for corporate income tax purposes, will not be subject to any Dutch taxes on income derived from the ordinary shares or ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs (other than the Dutch dividend withholding tax described above), unless:
a) such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares or ADSs are attributable; or
b) such holder has a substantial interest (aanmerkelijk belang) in the company, that (i) is held with the avoidance of Dutch income tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality).
If one of the abovementioned conditions applies, income derived from the ordinary shares or ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ordinary shares or ADSs will, in general, be subject to Dutch regular corporate income tax, levied at a rate of 25.8% (15% over profits up to and including €395,000), unless, and to the extent that, with respect to a holder as described under (a), the participation exemption (deelnemingsvrijstelling) applies.
Gift, estate and inheritance taxes
Holders of the ordinary shares or ADSs resident in the Netherlands
Gift tax may be due in the Netherlands with respect to an acquisition of the ordinary shares or ADSs by way of a gift by a holder of ordinary shares or ADSs who is resident or deemed to be resident of the Netherlands at the time of the gift.

Inheritance tax may be due in the Netherlands with respect to an acquisition or deemed acquisition of the ordinary shares or ADSs by way of an inheritance or bequest on the death of a holder of ordinary shares or ADSs who is resident or deemed to be resident of the Netherlands, or in case of a gift by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while that individual, at the time of the individual’s death, is resident or deemed to be resident in the Netherlands.
For purposes of Dutch gift and inheritance tax, an individual with the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual’s death. For purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident of the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.
Holders of the ordinary shares or ADSs resident outside the Netherlands
No gift, estate or inheritance taxes will arise in the Netherlands with respect to an acquisition of the ordinary shares or ADSs by way of a gift by, or on the death of, a holder of ordinary shares or ADSs who is neither resident nor deemed to be resident of the Netherlands, unless, in the case of a gift of the ordinary shares or ADSs by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.
Certain special situations
For purposes of Dutch gift, estate and inheritance tax, (i) a gift by a Third Party will be construed as a gift by the Settlor, and (ii) upon the death of the Settlor, as a rule such the Beneficiaries will be deemed to have inherited directly from the Settlor. Subsequently, such Beneficiaries will be deemed the settlor, grantor or similar originator of the Separated Private Assets for purposes of Dutch gift, estate and inheritance tax in case of subsequent gifts or inheritances.
For the purposes of Dutch gift and inheritance tax, a gift that is made under a condition precedent is deemed to have been made at the moment such condition precedent is satisfied. If the condition precedent is fulfilled after the death of the donor, the gift is deemed to be made upon the death of the donor.
Value added tax
No Dutch value added tax will arise in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ordinary shares or ADSs.
Other taxes and duties
No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ordinary shares or ADSs.
Residency
A holder of ordinary shares or ADSs will not be treated as a resident, or a deemed resident, of the Netherlands for tax purposes by reason only of the acquisition, or the holding, of the ordinary shares or ADSs or the performance by the company under the ordinary shares or ADSs.
Material Belgian tax consequences
The paragraphs below present a summary of certain material Belgian federal income tax consequences of the ownership and disposal of our ordinary shares (including Belgian tax aspects which are relevant to U.S. holders of ADSs). The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this prospectus supplement, all of which are subject to change, including changes that could have retroactive effect.
Investors should appreciate that, as a result of evolutions in law or practice, the eventual tax consequences may be different from what is stated below. The tax legislation of the investor’s country of residence may have an impact on the income received from the Shares.
This summary does not purport to address all tax consequences of investment in, the ownership and disposal of ordinary shares or ADSs, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares or ADSs as a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. This summary does not address the tax regime applicable to ordinary shares or ADSs held by Belgian tax residents through a fixed base or a permanent establishment situated outside Belgium. This summary does not address the local taxes that may be due in connection with an investment in shares, other than the additional municipal taxes which generally vary between 0% and 9% of the investor’s income tax liability in Belgium.
In addition to the assumptions mentioned above, it is also assumed in this discussion that for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs. However, the assumption has not been confirmed by or verified with the Belgian Tax Authorities.
Investors should consult their own advisors regarding the tax consequences of an investment in the ordinary shares or ADSs in light of their particular situation, including the effect of any state, local or other national laws, treaties and regulatory interpretations thereof.
For the purposes of this summary, a resident investor is:
•
an individual subject to Belgian personal income tax, i.e. (i) an individual having its domicile in Belgium, (ii) when not having its domicile in Belgium, an individual having its seat of wealth in Belgium, or (iii) an individual assimilated to a resident for purposes of Belgian tax law;

•
a company (as defined by Belgian tax law) subject to Belgian corporate income tax, i.e. a corporate entity having its principal establishment, administrative seat or effective place of management in Belgium (and that is not excluded from the scope of the Belgian corporate income tax). A company having its registered seat in Belgium shall be presumed, unless the contrary is proved, to have its principal establishment, administrative seat or effective place of management in Belgium; or

•
a legal entity subject to the Belgian tax on legal entities, i.e. a legal entity other than a company subject to Belgian corporate income tax having its principal establishment, administrative seat or effective place of management in Belgium.

A non-resident investor is any individual, company or legal entity that does not fall in any of the three previous classes.
Dividends
For Belgian income tax purposes, the gross amount of all benefits paid on or attributed to the ordinary shares or ADSs is generally treated as a dividend distribution. By way of exception, the repayment of capital carried out in accordance with applicable Dutch company law provisions is not treated as a dividend distribution to the extent that such repayment is imputed to fiscal capital. This fiscal capital includes, in principle, the actual paid-up statutory share capital and, subject to certain conditions, the paid-up share premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates. However, a repayment of capital is not fully imputed to the fiscal capital if the company also has certain reserves. Under this imputation rule, a reimbursement of capital is proratedly imputed on, on the one hand, fiscal capital and, on the other hand, taxed reserves (whether or not incorporated in capital) and tax-exempt reserves incorporated in capital (according to a specific priority rule). The part imputed on the reserves is treated as a dividend distribution subject to applicable tax rules.
Belgian withholding tax of 30% is normally levied on dividends by any intermediary established in Belgium that is in any way involved in the processing of the payment of non-Belgian sourced dividends (e.g. a Belgian financial institution). This withholding tax rate is subject to such relief as may be available under applicable domestic or tax treaty provisions.
The Belgian withholding tax is calculated on the dividend amount after deduction of any non-Belgian dividend withholding tax.
In the case of a redemption of the ordinary shares or ADSs, the redemption distribution (after deduction of the part of the fiscal capital represented by the redeemed ordinary shares or ADSs) will be treated as a dividend subject to a Belgian withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions.
In the event of our liquidation, any amounts distributed in excess of the fiscal capital will in principle be subject to the 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.
Under Belgian law, non-Belgian dividend withholding tax is not creditable against Belgian income tax and is not reimbursable to the extent that it exceeds Belgian income tax. Please refer to “Dutch tax consequences” for a description of withholding tax that may be imposed on dividends by the Netherlands.
Belgian resident individuals
For Belgian resident individuals who acquire and hold ordinary shares as a private investment, the Belgian dividend withholding tax fully discharges their personal income tax liability. They may nevertheless need to report the dividends in their personal income tax return if no intermediary established in Belgium was in any way involved in the processing of the payment of the non-Belgian sourced dividends. Moreover, even if an intermediary established in Belgium was involved, they can opt to report the income in their personal income tax return. If (and only if) the dividends are reported, they will normally be eligible for a tax exemption with respect to ordinary dividends in an amount of up to €800 (for income year 2021) per year and per taxpayer (Article 21, first subsection, 14°, of the Belgian Income Tax Code, or ITC). For the avoidance of doubt, all reported dividends (not only dividends distributed on the ordinary shares) are taken into account to assess whether the said maximum amount is reached. The abovementioned exempted amount is not applicable to redemption and liquidation dividends.
Where the beneficiary needs or, as applicable, opts to report them, dividends will normally be taxable at the lower of the generally applicable 30% Belgian withholding tax rate on dividends or, in case globalization is more advantageous, at the progressive personal income tax rates applicable to the taxpayer’s overall declared income. In addition, if the dividends are reported, the Belgian dividend withholding tax levied at source may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the personal income tax due, provided that the dividend distribution does not result in a reduction in value of or a capital loss on the ordinary shares. The latter condition is not applicable if the individual can demonstrate that it has held ordinary shares in full legal ownership for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.
For Belgian resident individual investors who acquire and hold the ordinary shares for professional purposes, the Belgian withholding tax does not fully discharge their Belgian income tax liability. Dividends received must be reported by the investor and will, in such a case, be taxable at the investor’s personal income tax rate increased with municipal surcharges. Belgian withholding tax levied may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the income tax due, subject to two conditions: (i) the taxpayer must own the ordinary shares in full legal ownership on the dividend record date and (ii) the dividend distribution may not result in a reduction in value of or a capital loss on the ordinary shares. The latter condition is not applicable if the investor can demonstrate that it has held the full legal ownership of the ordinary shares for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.
Belgian resident companies
Dividends received by Belgian resident companies are exempt from Belgian withholding tax provided that the investor satisfies the identification requirements in Article 117, par. 11 of the Royal Decree implementing the Belgian Income Tax Code.
For Belgian resident companies, the gross dividend income (after deduction of any non-Belgian withholding tax but including any Belgian withholding tax) must be declared in the corporate income tax return and will be subject to a corporate income tax rate of 25%, except that a reduced corporate income tax rate of 20% applies to small companies and Medium Sized Enterprises (as defined by Article 1:24, §1 to §6 of the Belgian Code on Companies and Associations) on the first €100,000 of taxable profits (subject to certain conditions).
Belgian resident companies can generally (although subject to certain limitations) deduct 100% of the gross dividend received from their taxable income, or the Dividend Received Deduction, provided that at the time of a dividend payment or attribution: (i) the Belgian resident company holds ordinary shares representing at least 10% of our share capital or a participation with an acquisition value of at least €2,500,000 (it being understood that only one out of the two tests must be satisfied); (ii) the shares representing our share capital have been or will be held in full ownership for an uninterrupted period of at least one year; and (iii) the conditions described in Article 203 ITC (relating to the taxation of the underlying distributed income and the absence of abuse), or the Article 203 ITC Taxation Condition, are met, or together, the Conditions for the application of the Dividend Received Deduction regime.
Conditions (i) and (ii) above are, in principle, not applicable to dividends received by an investment company within the meaning of art. 2, §1, 5°, f) ITC. The Conditions for the application of the dividend received deduction regime depend on a factual analysis and for this reason the availability of this regime should be verified upon each dividend distribution.
Any Belgian dividend withholding tax levied at source can be credited against the ordinary Belgian corporate income tax and is reimbursable to the extent it exceeds such corporate income tax, subject to two conditions: (i) the taxpayer must own the ordinary shares in full legal ownership on the dividend record date and (ii) the dividend distribution does not result in a reduction in value of or a capital loss on the ordinary shares. The latter condition is not applicable: (i) if the taxpayer can demonstrate that it has held the ordinary shares in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends or (ii) if, during that period, the ordinary shares never belonged to a taxpayer other than a Belgian resident company or a non-resident company that has, in an uninterrupted manner, invested the ordinary shares in a permanent establishment, or PE, in Belgium.
Belgian resident organizations for financing pensions
For organizations for financing pensions, or OFPs, i.e., Belgian pension funds incorporated under the form of an OFP (organisme de financement de pensions/organisme voor de financiering van pensioenen) within the meaning of Article 8 of the Belgian Law of October 27, 2006, the dividend income generally does not constitute taxable income.
Dividends distributed through the intervention of a Belgian intermediary are generally subject to Belgian dividend withholding tax. If dividends are paid or attributed without the intervention of a Belgian intermediary, the applicable Belgian withholding tax will have to be reported and paid by the OFP to the Belgian tax administration.

The Belgian dividend withholding tax can in principle be credited against the OFPs’ corporate income tax and is reimbursable to the extent it exceeds the corporate income tax due. However, such Belgian withholding cannot be credited by an OFP if the shares on which the dividends are paid have not been held uninterruptedly in full ownership for at least 60 days, unless the OFP demonstrates that the dividends are not connected to an arrangement (or a series of arrangements) that is not genuine (“kunstmatig”/”pas authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining this withholding tax credit.
Other Belgian resident taxable legal entities
For taxpayers subject to the Belgian income tax on legal entities, the Belgian dividend withholding tax in principle fully discharges their income tax liability.
Belgian non-resident individuals and companies (including U.S. holders of ADSs)
Dividend payments on the ordinary shares or ADSs through a professional intermediary in Belgium will, in principle, be subject to the 30% withholding tax, unless the shareholder is resident in a country with which Belgium has concluded a double taxation agreement and delivers the requested affidavit. Non-resident investors can also obtain an exemption of Belgian dividend withholding tax if they are the owners or usufructors of the ordinary shares or ADSs and they deliver an affidavit confirming that they have not allocated the ordinary shares or ADSs to business activities in Belgium and that they are non-residents, provided that the dividend is paid through a Belgian credit institution, stock market company or recognized clearing or settlement institution.
If the ordinary shares are acquired by a non-resident investor in connection with a business in Belgium, the investor must report any dividends received, which are taxable at the applicable non-resident individual or corporate income tax rate, as appropriate. Any Belgian withholding tax levied at source can be credited against the non-resident individual or corporate income tax and is reimbursable to the extent it exceeds the income tax due, subject to two conditions: (i) the taxpayer must own the ordinary shares in full legal ownership on the dividend record date and (ii) the dividend distribution does not result in a reduction in value of or a capital loss on the ordinary shares. The latter condition is not applicable if (i) the non-resident individual or the non-resident company can demonstrate that the ordinary shares were held in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends or (ii) with regard to non-resident companies only, if, during the said period, the ordinary shares have not belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the ordinary shares in a Belgian PE.
Non-resident companies that have invested the ordinary shares in a Belgian establishment can deduct up to 100% of the gross dividends included in their taxable profits if, at the date dividends are paid or attributed, the Conditions for the application of the Dividend Received Deduction regime are satisfied. Application of the Dividend Received Deduction regime depends, however, on a factual analysis to be made upon each distribution and its availability should be verified upon each distribution.
Capital gains and losses on ordinary shares (including ADSs held by U.S. holders)
Belgian resident individuals
In principle, Belgian resident individuals acquiring the ordinary shares as a private investment should not be subject to Belgian capital gains tax on the disposal of the ordinary shares; capital losses are not tax deductible.
Capital gains realized in a private (i.e., non-professional) context on the transfer for consideration of shares by a private individual, are taxable at 33% (plus local surcharges) if the capital gain is deemed to be speculative or realized outside the scope of the normal management of the individual’s private estate. Capital losses are, however, not tax deductible in such event.
Gains realized by Belgian resident individuals upon the redemption of the ordinary shares or upon our liquidation are generally taxable as a dividend.

Belgian resident individuals who hold the ordinary shares for professional purposes are taxable at the ordinary progressive personal income tax rates (plus local surcharges) on any capital gains realized upon the disposal of the ordinary shares, except for ordinary shares held for more than five years, which are taxable at a flat rate of 16.5% (plus local surcharges). Capital losses on the ordinary shares incurred by Belgian resident individuals who hold the ordinary shares for professional purposes are in principle tax deductible.
Belgian resident companies
Belgian resident companies are normally not subject to Belgian capital gains taxation on gains realized upon the disposal of our ordinary shares provided that (i) the ordinary shares represent at least 10% of our share capital or a participation with an acquisition value of at least €2,500,000 (it being understood that only one out of the two tests must be satisfied), (ii) the Article 203 ITC Taxation Condition is satisfied and (iii) the ordinary shares have been held in full legal ownership for an uninterrupted period of at least one year immediately preceding the disposal.
If one of the above conditions is not met, the capital gains are taxable at the standard corporate tax rate of 25%, unless the reduced corporate income tax rate on the first €100,000 of taxable profits applies (see above).
Capital losses on the ordinary shares incurred by resident companies are as a general rule not tax deductible.
The ordinary shares held in the trading portfolios (portefeuille commercial/handelsportefeuille) of qualifying credit institutions, investment enterprises and management companies of collective investment undertakings which are subject to the Royal Decree of September 23, 1992 on the annual accounts of credit institutions, investment firms and management companies of collective investment undertakings (comptes annuels des etablissements de credit, des entreprises d’investissement et des societes de gestion d’organismes de placement collectif/jaarrekening van de kredietinstellingen, de beleggingsondernemingen en de beheervennootschappen van instellingen voor collectieve belegging) are subject to a different regime. The capital gains on such shares are taxable at the ordinary corporate income tax rate of 25%. Capital losses on such shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realization.
Capital gains realized by Belgian resident companies (both non-SMEs and SMEs and both ordinary Belgian resident companies and qualifying credit institutions, investment enterprises and management companies of collective investment undertakings) upon the redemption of ordinary shares or upon our liquidation are, in principle, subject to the same taxation regime as dividends. See “Dividends” above.
Belgian resident organizations for financing pensions
OFPs are, in principle, not subject to Belgian capital gains taxation realized upon the disposal of the ordinary shares, and capital losses are not tax deductible.
Capital gains realized by Belgian OFPs upon the redemption of ordinary shares or upon our liquidation will in principle be taxed as dividends.
Other Belgian resident taxable legal entities
Belgian resident legal entities subject to the legal entities income tax are, in principle, not subject to Belgian capital gains taxation on the disposal of ordinary shares.
Capital gains realized by Belgian resident legal entities upon the redemption of ordinary shares or upon our liquidation will in principle be taxed as dividends.
Capital losses on ordinary shares incurred by Belgian resident legal entities are not tax deductible.
Belgian non-resident individuals and companies (including U.S. holders of ADSs)
Non-resident individuals or companies are, in principle, not subject to Belgian income tax on capital gains realized upon disposal of the ordinary shares or ADSs, unless the ordinary shares or ADSs are held as part of a business conducted in Belgium through a Belgian establishment. In such a case, the same principles apply as described with regard to Belgian individuals (holding the shares for professional purposes) or Belgian companies.
Non-resident individuals who do not use the ordinary shares or ADSs for professional purposes and who have their fiscal residence in a country with which Belgium has not concluded a tax treaty or with which Belgium has concluded a tax treaty that confers the authority to tax capital gains on the ordinary shares or ADSs to Belgium, might be subject to tax in Belgium if the capital gains are obtained or received in Belgium and arise from transactions which are to be considered speculative or beyond the normal management of one’s private estate. See “Material Belgian tax consequences—Capital gains and losses on ordinary shares (including ADSs held by U.S. holders)—Belgian resident individuals.” Such non-resident individuals might therefore be obliged to file a tax return and should consult their own tax advisor.
Capital gains realized by non-resident individuals or non-resident companies upon repurchase of the shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends.
Tax on stock exchange transactions
Upon the issue of the ordinary shares or ADSs (primary market), no Tax on Stock Exchange Transactions (“taks op de beursverrichtingen” / “taxe sur les opérations de bourse”) is due.
The purchase and the sale and any other acquisition or transfer for consideration of ordinary shares or ADSs (secondary market transactions) is subject to the Tax on Stock Exchange Transactions if (i) it is executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium (both, a Belgian Investor).
The Tax on Stock Exchange Transactions is levied at a rate of 0.35% of the purchase price, capped at €1,600 per transaction and per party.
The Tax on Stock Exchange Transactions is separately due by each party to the transaction and is collected by the professional intermediary. However, if the intermediary is established outside of Belgium, the Tax on Stock Exchange Transactions will in principle be due by the Belgian Investor, unless that Belgian Investor can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian Stock Exchange Tax Representative, which will be liable for the Tax on Stock Exchange Transactions in respect of the transactions executed through the professional intermediary. If the Stock Exchange Tax Representative would have paid the Tax on Stock Exchange Transactions due, the Belgian Investor will, as per the above, no longer be the debtor of the Tax on Stock Exchange Transactions.
No Tax on Stock Exchange Transactions is due on transactions entered into by the following parties, provided they are acting for their own account: (i) professional intermediaries described in article 2, 9° and 10° of the Belgian Law of August 2, 2002; (ii) insurance companies described in article 2, §1 of the Belgian Law of July 9, 1975; (iii) professional retirement institutions referred to in article 2, 1° of the Belgian Law of October 27, 2006 concerning the supervision on institutions for occupational pension; (iv) collective investment institutions; (v) regulated real estate companies and (vi) Belgian non-residents provided they deliver a certificate to their financial intermediary in Belgium confirming their non-resident status.
The EU Commission adopted on February 14, 2013 the Draft Directive on a Financial Transaction Tax, or FTT. The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force. The Draft Directive regarding the FTT is still subject to negotiation between the Participating Member States and therefore may be changed at any time.

Annual tax on securities accounts
The Law of 17 February 2021 has introduced an annual tax on securities accounts which entered into force on 26 February 2021. The annual tax on securities accounts is a subscription tax, levied on securities accounts and not on the holders thereof. A securities account is defined as an account on which financial instruments can be credited and debited.
The tax applies to securities accounts held both in Belgium and abroad when the account holder is a Belgian resident. The tax applies to natural persons residing in Belgium, as well as to companies and legal entities subject to the tax for legal entities that are established in Belgium.
The tax is also applicable to securities accounts held by non-Belgian residents (both natural persons and legal persons), if the securities account is held in Belgium. If the applicable double tax treaty however allocates the right to tax capital to the jurisdiction of residence, Belgium would be prevented from applying the annual tax on securities accounts to the Belgian securities accounts held by non-Belgian residents. As described above, the tax applies whether or not the account is held in Belgium if the account forms part of the assets of a Belgian establishment of a non-Belgian resident.
The annual tax on securities accounts is applicable to securities accounts of which the average value of the assets amounts to more than €1,000,000 during the reference period. In principle, this reference period starts on October 1 and ends on September 30 of the following year. The aforementioned threshold is assessed on the average value of the assets in the securities account at reference points within the reference period (in principle December 31, March 31, June 30 and September 30). The threshold is assessed per securities account and not per account holder.
The applicable tax rate is 0.15%, which is levied on the average value of the assets held in the securities account that exceeds the €1,000,000 threshold. It is however limited to 10% of the difference between the average value and the threshold of €1,000,000, in order to avoid that the annual tax on securities accounts would result in reducing the value of the securities account below the €1,000,000 threshold.
The annual tax on securities accounts is however not applicable on securities accounts held by certain categories of account holders active in the financial or fund sector, as listed in the law (e.g. credit institutions, insurance companies, investment companies, and certain collective investment undertakings). These exemptions would however not apply if a non-qualifying third party has a direct or indirect claim on the value of the securities account.
The law provides for both a general anti-abuse provision, as well as specific anti-abuse provisions targeting (i) the splitting of a securities account in multiple securities accounts held at the same intermediary and (ii) the conversion of taxable financial instruments, included in a securities account, into registered financial instruments. These anti-abuse provisions have retroactive effect as from October 30, 2020.
Prospective investors are strongly advised to seek their own professional advice in relation to the possible impact of the new annual tax on securities accounts on their own personal tax position.
Common reporting standard
Following recent international developments, the exchange of information is governed by the Common Reporting Standard or CRS. More than 100 jurisdictions have signed the Multilateral Competent Authority Agreement or MCAA. The MCAA is a multilateral framework agreement to automatically exchange financial and personal information, with the subsequent bilateral exchanges coming into effect between those signatories that file the subsequent notifications.
More than 45 jurisdictions, including Belgium, have committed to a specific and ambitious timetable leading to the first automatic information exchanges in 2017, relating to income year 2016, or early adopters. More than 50 jurisdictions have committed to exchange information as from 2018.

Under CRS, financial institutions resident in a CRS country are required to report, according to a due diligence standard, financial information with respect to reportable accounts, which includes interest, dividends, account balance or value, income from certain insurance products, sales proceeds from financial assets and other income generated with respect to assets held in the account or payments made with respect to the account. Reportable accounts include accounts held by individuals and entities (which includes trusts and foundations) with fiscal residence in another CRS country. The standard includes a requirement to look through passive entities to report on the relevant controlling persons.
On 9 December 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation or DAC2, which provides for mandatory automatic exchange of financial information as foreseen in CRS. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU.
The mandatory automatic exchange of financial information by EU Member States as foreseen in DAC2 started as of 30 September 2017 (as of 30 September 2018 for Austria).
The Belgian government has implemented said Directive 2014/107/EU, respectively the Common Reporting Standard, per the Law of 16 December 2015 regarding the exchange of information on financial accounts by Belgian financial institutions and by the Belgian tax administration, in the context of an automatic exchange of information on an international level and for tax purposes.
As a result of the Law of 16 December 2015, the mandatory automatic exchange of information applies in Belgium (i) as of income year 2016 (first information exchange in 2017) towards the EU Member States, (ii) as of income year 2014 (first information exchange in 2016) towards the US and (iii), with respect to any other non-EU States that have signed the MCAA, as of the respective date as determined by the Royal Decree of 14 June 2017. The Royal Decree provides that (i) for a first list of 18 countries, the mandatory exchange of information applies as of income year 2016 (first information exchange in 2017) and (ii) for a second list of 44 countries, the mandatory automatic exchange of information applies as of income year 2017 (first information exchange in 2018), (iii) as from 2019 (for the 2018 financial year) for another single jurisdiction and (iv) as from 2020 (for the 2019 financial year) for a third list of 6 jurisdictions.
Investors who are in any doubt as to their position should consult their professional advisers.

Underwriting
We are offering the ADSs and ordinary shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Cowen and Company, LLC and SVB Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ADSs and ordinary shares listed next to its name in the following table:
Name	Number of ADSs	Number of Ordinary Shares	Total ADSs and Ordinary Shares
J.P. Morgan Securities LLC	358,506	318,161	676,667
Morgan Stanley & Co. LLC	309,055	274,278	583,333
Cowen and Company, LLC	222,519	197,481	420,000
SVB Securities LLC	326,667	—	326,667
Wells Fargo Securities, LLC	93,333	—	93,333
Kempen & Co. USA, Inc	49,449	43,884	93,333
H.C. Wainwright & Co., LLC	24,724	21,943	46,667
Raymond James & Associates, Inc	24,724	21,943	46,667
Wedbush Securities Inc	24,724	21,943	46,667
Total	1,433,701	899,633	2,333,334
The U.S. offering and the European private placement together constitute a single offering of securities that will occur simultaneously. The total number of ordinary shares (including shares represented by ADSs) in the U.S. offering and European private placement is subject to reallocation between if and as requested by investors and as permitted under applicable laws and regulations.
The underwriters are committed to purchase all the ADSs and ordinary shares offered by us if they purchase any such ADS and ordinary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the ADSs and ordinary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $9.48 per ADS and €8.63 per ordinary share. After the initial offering of the securities to the public, if all of the securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of ordinary shares made outside of the United States may be made by affiliates of the underwriters acting as their agents, including, without limitation, J.P. Morgan Securities SE and J.P. Morgan Securities plc.
The ADSs are listed on the Nasdaq Global Select Market under the trading symbol “ARGX”. The ordinary shares are listed on Euronext Brussels under the symbol “ARGX”.
The underwriters have an option to buy up to 350,000 additional ordinary shares (which may be represented by ADSs) from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional ADSs and ordinary shares. If any ADSs or ordinary shares are purchased with this option to purchase additional ADSs and ordinary shares, the underwriters will purchase ADSs or ordinary shares in approximately the same proportion as shown in the table above. If any ADSs or ordinary shares are purchased with this option to purchase additional ADSs and ordinary shares, the underwriters will purchase ADSs or ordinary shares in approximately the same proportion as shown in the table above. If any additional ADSs or ordinary shares are purchased, the underwriters will offer the additional ADSs or ordinary shares on the same terms as those on which the ADSs and ordinary shares are being offered.
Baillie Gifford Overseas Limited and entities affiliated with it have indicated an interest in purchasing on behalf of their clients an aggregate of up to $170 million of our ordinary shares in this offering at the offering price per share and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no ordinary shares to these potential purchasers, and these potential purchasers could determine to purchase more, fewer or no shares in this offering.
The underwriting fee is equal to the public offering price per share of ADSs and ordinary shares less the amount paid by the underwriters to us per ADS or ordinary share, as applicable. The underwriting fee is $18.00 per ADS and €11.20 per ordinary share. The following table shows the per ADS, per ordinary share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs and ordinary shares.
	Per ADS	Per ordinary share	No exercise(1)	Full exercise(1)
Public offering price	$300.00	€273.10	$700,000,200	$805,000,200
Underwriting discounts and commissions to be paid by us	$18.00	€11.20	$36,870,012	$42,400,512
Proceeds, before expenses, to us	$282.00	€261.90	$663,130,188	$762,599,688
(1) Assumes an exchange rate of $1.0985 to €1.00
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.93 million.
A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed, subject to certain exceptions, that we will not offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any ADSs, ordinary shares, options, rights or warrants to acquire ADSs, ordinary shares or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares or publicly announce any intention to do any of the foregoing without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Cowen and Company, LLC and SVB Securities LLC for a period of 60 days after the date of this prospectus supplement.
Our directors and executive officers, or the lock-up parties, have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, or the restricted period, may not, without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Cowen and Company, LLC and SVB Securities LLC, (1) offer, sell, lend, assign, transfer, pledge, contract to sell, or otherwise dispose of, any securities of the Company, or the Securities, (2) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Securities or securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereafter acquired by such lock-up party or with respect to which such lock-up party has or hereafter acquires the power of disposition,

(3) engage in any short selling of the Securities or securities convertible into or exercisable or exchangeable for Securities, or (4) publicly disclose the intention to do any of the foregoing. Such lock-up parties have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead during the restricted period to or result during the restricted period in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities or securities convertible into or exercisable or exchangeable for Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, securities convertible into or exercisable for or exchangeable for Securities, in cash or otherwise. The lock-up parties also agreed not to make any demand or request for or exercise any rights with respect to the registration under the Securities Act of any Securities or securities convertible into or exercisable or exchangeable for Securities.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) sales of Securities acquired in open market transactions after the date of the offering, (b) if the lock-up party is a natural person, transfers of Securities: (i) as a bona fide gift to any immediate family member of the lock-up party or to a trust the beneficiaries of which are exclusively the lock-up party or of the lock-up party’s immediate family, (ii) by will or interstate succession or (iii) as a bona fide gift to a charity or educational institution, (c) if the lock-up party is a corporation, partnership, limited liability company or other business entity, (A) to any stockholder, partner or member of, or owner of a similar equity interest in, the lock-up party, as the case may be, if, in any such case, such transfer is not for value, (B) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the lock-up party if such transfer is not for value or (C) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the lock-up party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the lock-up party’s assets, in any such case not undertaken for the purpose of avoiding the lock-up restrictions, (d) if the lock-up party is a trust, distributions of Securities to its beneficiaries in a transaction not involving a disposition for value, (e) transfers to us pursuant to agreements in effect as of the date of the lock-up agreement under which we have the option to repurchase Securities upon the termination of the lock-up party, (f) transfers to us solely in connection with the exercise of equity awards outstanding as of the date of this prospectus supplement granted pursuant to any equity plans disclosed in this prospectus supplement, including any “cashless” exercise thereof, provided that any Securities received upon such exercise shall be subject to the restrictions provided for in the lock-up agreement, or the surrender or forfeiture to us of securities in partial or full settlement of any withholding tax obligation of the lock-up party accruing upon the exercise or vesting of equity awards outstanding as of the date of this prospectus supplement granted pursuant to our equity plans, (g) the establishment of a trading plan, or amendments to, delivery of new instructions under or termination of an existing trading plan in effect on the date of the lock-up agreement, that satisfies the requirements of Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that there will be no transfer of Securities during the restricted period and such a plan may only be established, amended or terminated if no public announcement thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the lock-up party, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the lock-up party, the Company or any other person during the restricted (h) the transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Securities involving a change of control (defined as the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, in each case, approved by our board of directors and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 90% of total voting power of the voting stock of us), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the lock-up party shall remain subject to the restrictions contained in the lock-up agreement, and (i) by our officers, sales in an amount not to exceed 10,000 Securities in the aggregate (or, with respect to one officer, 25,000 Securities) during the restricted period effected pursuant to a plan, contract or instruction that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) or similar European regulations that was in effect on the date of the lock-up agreement, provided that any filing required or voluntarily made under the Exchange Act shall note that such transaction was conducted pursuant to a pre-established sales plan.
J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Cowen and Company, LLC and SVB Securities LLC, in their discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs and ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs and ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ADSs and ordinary shares, which involves the sale by the underwriters of a greater number of ADSs and ordinary shares than they are required to purchase in this offering, and purchasing ADSs and ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs and ordinary shares, in whole or in part, or by purchasing ADSs and ordinary shares in the open market. In making this determination, the underwriters will consider, among other things, the price of ADS and ordinary shares available for purchase in the open market compared to the price at which the underwriters may purchase ADSs and ordinary shares through the option to purchase additional ADSs and ordinary shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs and ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs and ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs and ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs and ordinary shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ADSs and ordinary shares or preventing or retarding a decline in the market price of the ADSs and ordinary shares, and, as a result, the price of the ADSs and ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market and Euronext Brussels, in the over-the-counter market or otherwise.
In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our ADSs on The Nasdaq Global Select Market and in our ordinary shares on Euronext Brussels prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market or Euronext Brussels, as applicable, no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ADSs and ordinary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ADSs and ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
Other relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling restrictions
Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a Relevant State), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Section 86 of the FSMA.
provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to prospective investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Notice to prospective investors in Monaco
The securities may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco Bank or a duly authorized Monegasque intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Fund. Consequently, this prospectus supplement may only be communicated to (i) banks, and (ii) portfolio management companies duly licensed by the “Commission de Contrôle des Activités Financières” by virtue of Law n° 1.338, of September 7, 2007, and authorized under Law n° 1.144 of July 26, 1991. Such regulated intermediaries may in turn communicate this prospectus supplement to potential investors.
Notice to prospective investors in Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of sale, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in New Zealand
This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013, or the FMA Act. The securities may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who:
•
is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;

•
meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;

•
is large within the meaning of clause 39 of Schedule 1 of the FMC Act;

•
is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or

•
is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.

Notice to prospective investors in Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Israel
In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to prospective investors in Singapore
Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
(a) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(b) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Securities pursuant to an offer made under Section 275 of the SFA except:
(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(i) where no consideration is or will be given for the transfer;
(ii) where the transfer is by operation of law;
(iii) as specified in Section 276(7) of the SFA; or
(iv) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the

FETL. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Taiwan
The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.
Notice to prospective investors in Qatar
The securities described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Notice to prospective investors in the Dubai International Financial Centre, or DFIC
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the

United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Bermuda
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to prospective investors in British Virgin Islands
The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or the BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96(1)(a)	the offer, transfer, sale, renunciation or delivery is to:
(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii) the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;
(iv) authorised financial service providers under South African law;
(v) financial institutions recognised as such under South African law;
(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii) any combination of the person in (i) to (vi); or
Section 96(1)(b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Legal matters
Goodwin Procter LLP, Boston, Massachusetts, is representing us in connection with this offering. Freshfields Bruckhaus Deringer LLP, will pass upon the validity of the ordinary shares underlying the ADSs offered hereby and other legal matters concerning this offering relating to Dutch and Belgian law. Legal counsel to the underwriters in connection with this offering are Cooley LLP, Boston, Massachusetts, with respect to U.S. federal law, and NautaDutilh N.V., with respect to Dutch and Belgian Law.
Experts
The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 20-F for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Accountants B.V. are located at Wilhelminakade 1, 3072 AP Rotterdam, the Netherlands.
Where you can find more information
We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus supplement is qualified in its entirety by such other information.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we intend to report our results of operations voluntarily on a quarterly basis.
You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. Additionally, we make these filings available, free of charge, on our website at www.argenx.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Incorporation by reference
The SEC allows us to incorporate by reference the information we file with it, which means that:
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incorporated documents are considered part of this prospectus supplement;

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we can disclose important information to you by referring to those documents; and

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information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus supplement. The SEC file number for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is 001-38097.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate herein by reference:
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our Annual Report on Form 20-F for the year ended December 31, 2021;

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our reports on Form 6-K furnished to the SEC on January 7, 2022, January 10, 2022, January 20, 2022, March 3, 2022 and March 22, 2022 (other than portions of each of the foregoing expressly excluded from incorporation by reference); and

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any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Willemstraat 5, 4811 AH, Breda, the Netherlands, Tel. No.: +31 (0) 10 70 38 441.
Our Annual Report on Form 20-F for the year ended December 31, 2021 and any other information incorporated by reference is considered to be a part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent applicable.
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
Ordinary Shares
Ordinary Shares Represented by American Depositary Shares
Warrants
Units
Debt Securities
By this prospectus, we and/or our selling securityholders may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares represented by American Depositary Shares, or ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities, and the debt securities may be convertible into or exchangeable for ordinary shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
Our ordinary shares represented by ADSs are traded on the NASDAQ Global Select Market under the symbol “ARGX.” Our ordinary shares are traded on Euronext Brussels under the symbol “ARGX.”
We and/or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we and/or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 29, 2021

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.
Under this shelf registration, we and/or our selling securityholders may offer our ordinary shares, ordinary shares represented by ADSs, various series of warrants to purchase ordinary shares or debt securities, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.
Neither we nor any selling securityholders have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we and/or our selling securityholders may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “argenx,” “ARGX,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to argenx SE and its consolidated subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares represented by ADSs, warrants to purchase ordinary shares or debt securities, units, debt securities, or any combination of the foregoing securities.
Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus mean U.S. dollars and references in this prospectus to “Euro,” “EUR,” and “€” mean euros. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements through December 31, 2020 are presented in euros, after which our consolidated financial statements are presented in U.S. dollars. We have a fiscal year end of December 31.

ABOUT THE COMPANY
We are a clinical-stage biotechnology company developing a deep pipeline of differentiated therapies for the treatment of severe autoimmune diseases and cancer. We have a particular focus on neuromuscular and hematology indications within our franchises. Our suite of antibody technologies and our Immunology Innovation Program, or IIP, exploring novel disease biology enables us to focus on developing product candidates with the potential to be either first-in-class against novel targets or best-in-class against known, but complex, targets in order to treat diseases with a significant unmet medical need. Through our “argenx 2021” vision, we are on track to becoming a global, fully integrated company with the potential launch of our first product, efgartigimod, in the United States, if approved.
Corporate Profile
Our legal and commercial name is argenx SE. We were incorporated under the laws of the Netherlands on April 25, 2008 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). On May 28, 2014, we converted to a Dutch public company with limited liability (naamloze vennootschap). On April 26, 2017, we converted to a Dutch European public company with limited liability (Societas Europaea or SE).
Our official seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands. We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our telephone number is +32 9 310 34 00. Our website address is http://www.argenx.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. The registered agent for service of process in the United States is CT Corporation System, with an address at 111 8th Avenue, New York, NY 10011.
Our ordinary shares represented by ADSs have been listed on the NASDAQ Global Select Market under the symbol “ARGX” since May 18, 2017. Our ordinary shares have been trading on Euronext Brussels under the symbol “ARGX” since July 2014.
RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) the Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 30, 2021 (File No. 001-38097),which is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including any supplement to this prospectus and the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “will,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the initiation, timing, progress and results of clinical trials of our product candidates, including statements regarding when results of the trials will be made public;

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the potential attributes and benefits of our product candidates and their competitive position with respect to other alternative treatments;

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our ability to advance product candidates into, and successfully complete, clinical trials;

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our plans related to the commercialization of our product candidates, if approved;

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the anticipated timing of the market authorizations of our products (if any);

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the anticipated pricing and reimbursement of our product candidates, if approved;

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the timing or likelihood of regulatory filings and approvals for any product candidates;

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our ability to establish sales, marketing and distribution capabilities for any of our product candidates that achieve regulatory approval;

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our regulatory strategy and our ability to establish and maintain manufacturing arrangements for our product candidates;

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the scope and duration of protection we are able to establish and maintain for intellectual property rights covering our product candidates, platform and technology;

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our estimates regarding expenses, future revenues, capital requirements and our needs for additional financing;

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the rate and degree of market acceptance of our product candidates, if approved;

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the potential benefits of our current collaborations;

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our plans and ability to enter into collaborations for additional programs or product candidates;

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the effect of COVID-19 on our business; and

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the impact of government laws and regulations on our business.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, including any supplements to this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Information regarding market and industry statistics contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, is included based on information available to us that we believe is accurate. Forecasts and other forward looking information obtained from this available information is subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

CAPITALIZATION
We intend to include information about our capitalization and indebtedness in prospectus supplements.
PLAN OF DISTRIBUTION
We and/or our selling securityholders may sell our securities from time to time in one or more transactions. We and/or our selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we and/or our selling securityholders designate may solicit offers to purchase our securities.
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We and/or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

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Unless we and/or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We and/or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
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If we and/or our selling securityholders use an underwriter or underwriters, we and/or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling securityholders reach an agreement for the sale of our securities.

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We and/or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We and/or our selling securityholders may use a dealer to sell our securities.
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If we and/or our selling securityholders use a dealer, we and/or our selling securityholders will sell our securities to the dealer, as principal.

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The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We and/or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We and/or our selling securityholders may solicit directly offers to purchase our securities, and we and/or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We and/or our selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We and/or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We and/or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
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If we and/or our selling securityholders use delayed delivery contracts, we and/or our selling securityholders will disclose that we and/or our selling securityholders are using them in the prospectus supplement and will tell you when we and/or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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We and/or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.
We and/or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.
We and/or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.
DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and Dutch law. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in the documents incorporated herein by reference, including our most recent Annual Report on 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled “Where You Can Find More Information.”
The following description includes comparisons of certain provisions of our articles of association and Dutch law applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.
General
We were incorporated on April 25, 2008, as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. On May 28, 2014, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of conversion and amendment. On April 26, 2017, we converted into a Dutch European public company with limited liability (Societas Europaea or SE) pursuant to a notarial deed of conversion and amendment, which notarial deed was executed on the same date.
We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our corporate seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands.
Our ordinary shares are listed on Euronext Brussels under ISIN Code NL0010832176 under the symbol “ARGX.” The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “ARGX.”

Under Dutch law, a company’s authorized share capital sets out the maximum amount and number of shares that it may issue without amending its articles of association.
Our Articles of Association, as lastly amended on January 24, 2020, provide for an authorized share capital in the amount of €9.0 million divided into 90 million shares, each with a nominal value of €0.10. All issued and outstanding shares have been fully paid up and the shares are held in dematerialized form. Our share capital consists of ordinary shares, each with a nominal value of €0.10. Our shares are not separated into classes. As of June 30, 2021, our issued and paid-up share capital amounted to €5,139,866.30 represented by 51,398,663 ordinary shares with a nominal value of €0.10, each representing an identical fraction of our share capital. All of our ordinary shares are in dematerialized form. As of June 30, 2021, neither we nor any of our subsidiaries held any of our own shares.
In addition to the shares already outstanding, we have granted options and restricted stock units, or RSUs, which upon exercise (and settlement, respectively) will lead to an increase in the number of our outstanding shares. A total of 5,153,743 options (where each option entitles the holder to subscribe for one new ordinary share) and 8,313 RSUs were outstanding and granted as of June 30, 2021. Apart from the options, employee stock option plan and RSUs, we do not currently have other stock options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding. For further information, see the section titled “Item 6.B. — Compensation” in our Annual Report on Form 20-F incorporated by reference herein, as updated by this prospectus supplement, accompanying prospectus and other documents incorporated by reference herein.
Issue of Shares
The Articles of Association provide that shares may be issued or rights to subscribe for our shares may be granted pursuant to a resolution of the shareholders at the General Meeting, or alternatively, by our board of directors if so designated by the shareholders at the General Meeting. A resolution of the shareholders at the General Meeting to issue shares, to grant rights to subscribe for shares or to designate our board of directors as the corporate body of the company authorized to do so can only take place at the proposal of our board of directors with the consent of the majority of the non-executive directors. Shares may be issued or rights to subscribe for shares may be granted by resolution of our board of directors, if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of our board of directors’ authority to issue shares or grant rights to subscribe for shares (such as granting stock options or issuing convertible bonds) is determined by a resolution of the shareholders at the General Meeting and relates, at the most, to all unissued shares in the company’s authorized capital at the relevant time. The duration of this authority may not exceed a period of five years. Designation of our board of directors as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. The number of shares that may be issued is determined at the time of designation.
No shareholders’ resolution or board of directors’ resolution is required to issue shares pursuant to the exercise of a previously granted right to subscribe for shares. A resolution of our board of directors to issue shares and to grant rights to subscribe for shares can only be taken with the consent of the majority of the non-executive directors.
On May 12, 2020, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months.
On May 11, 2021, the shareholders at the General Meeting renewed the authorization to our board of directors to issue shares and grant rights to subscribe for shares and to limit or exclude pre-emption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 10% of our total issued and outstanding share capital as at the day of that meeting.

Preemptive Rights
Dutch law and the Articles of Association give shareholders preemptive rights to subscribe on a pro rata basis for any issue of new shares or, upon a grant of rights, to subscribe for shares. Holders of shares have no preemptive rights upon (1) the issue of shares against a payment in kind (being a contribution other than in cash); (2) the issue of shares to our employees or the employees of a member of our group; and (3) the issue of shares to persons exercising a previously granted right to subscribe for shares.
A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Pursuant to the Articles of Association, the shareholders at the General Meeting may restrict or exclude the preemptive rights of shareholders. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directors as our body authorized to do so, may only be adopted on the proposal of our board of directors with the consent of the majority of the non-executive directors. A resolution of the shareholders at the General Meeting to exclude or restrict preemptive rights, or to authorize our board of directors to exclude or restrict preemptive rights, requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.
With respect to an issuance of shares pursuant to a resolution of our board of directors, the preemptive rights of shareholders may be restricted or excluded by resolution of our board of directors if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. A resolution of our board of directors to restrict or exclude preemptive rights can only be taken with the consent of the majority of the non-executive directors.
The designation of our board of directors as the body competent to restrict or exclude the preemptive rights may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. On May 12, 2020, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. On May 11, 2021, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to issue additional shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 10% of our total issued and outstanding share capital as at the day of that meeting.
Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.
Acquisition of Shares by the Company
We may not subscribe for our own shares on issue. We may acquire fully paid-up shares at any time for no consideration or, if:
•
our shareholders’ equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any statutory reserves;

•
we and our subsidiaries would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital; and

•
our board of directors has been authorized thereto by the shareholders at the General Meeting.

As part of the authorization, the shareholders at the General Meeting must specify the number of shares that may be repurchased, the manner in which the shares may be acquired and the price range within which the shares may be acquired. A resolution of our board of directors to repurchase shares can only be taken with the consent of the majority of the non-executive directors.

Shares held by us in our own share capital do not carry a right to any distribution. Furthermore, no voting rights may be exercised for any of the shares held by us or our subsidiaries unless such shares a are subject to the right of usufruct or to a pledge in favor of a person other than us or its subsidiaries and the voting rights were vested in the pledgee or usufructuary before us or its subsidiaries acquired such shares. Neither we nor our subsidiaries may exercise voting rights in respect of shares for which we or our subsidiaries have a right of usufruct or a pledge.
Reduction of Share Capital
The shareholders at the General Meeting may, upon a proposal of our board of directors with the consent of the majority of the non-executive directors, resolve to reduce the issued share capital by cancelling shares or by amending the Articles of Association to reduce the nominal value of the shares. Only shares held by us or shares for which we hold the depositary receipts may be cancelled. A resolution of the shareholders at the General Meeting to reduce the number of shares must designate the shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.
Articles of Association and Dutch Law
When we refer to our Articles of Association in this prospectus, we refer to our Articles of Association as they are in force at the date hereof.
Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Amendment of Articles of Association
The shareholders at the General Meeting may resolve to amend the Articles of Association, at the proposal of our board of directors, with the consent of the majority of the non-executive directors. A resolution by the shareholders at the General Meeting to amend the Articles of Association requires a simple majority of the votes cast in a meeting in which at least half of our issued and outstanding capital is present or represented, or at least two-thirds of the votes cast, if less than half of our issued and outstanding capital is present or represented at that meeting.
Changing the rights of any of the shareholders will require the Articles of Association to be amended.
Company’s Shareholders’ Register
Subject to Dutch law, we must keep our shareholders’ register accurate and up-to-date. Our board of directors keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares.
Corporate Objectives
Our corporate objectives are: (a) to exploit, including all activities relating to research, development, production, marketing and commercial exploitation; biological, chemical or other products, processes and technologies in the life sciences sector in general, and more specifically in the diagnostic, pharmaceutical, medical, cosmetic, chemical and agricultural sector; (b) to design and develop instruments which may be used in medical diagnosis and affiliated areas; (c) the worldwide distribution of, sale of and rendering services relating to our products and subsidiaries directly to customers as well as through third parties; (d) to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies; (e) to render advice and services to businesses and companies with which we form a group and to third parties; (f) to finance businesses and companies; (g) to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned; (h) to render guarantees, to bind us and to pledge our assets for obligations of the companies and enterprises with which we form a group and on behalf of third parties; (i) to obtain, alienate, manage and exploit registered property and items of property in general; (j) to trade in currencies, securities and items of property in general; (k) to develop and trade in patents, trademarks, licenses, know-how and other industrial property rights; and (l) to perform any and all activities of industrial, financial or commercial nature, as well as everything pertaining the foregoing, relating thereto or conductive thereto, all in the widest sense of the word.
Limitation on Liability and Indemnification Matters
Under Dutch law, our board of directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our board of directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.
Shareholders’ Meetings and Consents
General Meeting
General meetings of shareholders are held at the place where the company has its official seat or at Schiphol, municipality Haarlemmermeer, the Netherlands. The annual General Meeting shall be held on the second Tuesday of the month of May on the hour and at the place mentioned in the convening notice. If such a date is not a business day, the annual General Meeting shall be held the first following business day. Additional extraordinary General Meetings may also be held whenever considered appropriate by our board of directors. Pursuant to Dutch law, one or more shareholders and others entitled to attend a General Meeting, who jointly represent at least one-tenth of the issued capital, may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting will be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.
General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual General Meeting, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of our board of directors, including the filling of any vacancies in our board of directors. In addition, the agenda shall include such items as have been included therein by our board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder may include an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company’s strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting. On 1 May 2021, a new legislative amendment to the DCC entered into force pursuant to which the Board of Directors may invoke a statutory cooling-off period of maximum 250 days (wettelijke bedenktijd).
For the Company this means that the new rules will apply in case:
(i)
shareholders requesting the Board of Directors to have the General Meeting consider a proposal for the appointment, suspension or dismissal of one or more Directors, or a proposal for the amendment of one or more provisions in the Articles of Association relating thereto; or

(ii)
of a public offer for shares in the capital of the Company is announced or made without the bidder and the Company having reached agreement about the offer,

(iii)
and only if the Board of Directors also considers such the relevant situation to be substantially contrary to the interests of the Company and its affiliated enterprises.

If the Board of Directors would invoke such cooling-off period, this causes the powers of the General Meeting to appoint, suspend or dismiss Directors (and to amend the Articles of Association in this respect) to be suspended.
The Board of Directors must use the cooling-off period to obtain all necessary information for a careful determination of policy it wishes to pursue in the given situation. The Board of Directors shall thereby, in any event, consult those shareholders that represent at least 3% of the issued capital at the time the cooling-off period is invoked and the works council. The position of these shareholders and the works council shall, but only with their approval, be published on the Company’s website. The Board of Directors shall report on the course of events and the policy that has been pursued since the cooling-off period was invoked. No later than one week after the last day of the cooling-off period, the Company shall have to publicly disclose the report. The report shall also be discussed at the first general meeting of shareholders after the expiry of the cooling-off period.
The cooling-off period has a maximum term of 250 days, calculated from:
(i)
the day after the latest date on which shareholders may request item to be placed on the agenda of the next general meeting of shareholder (which is 60 days before the day of the meeting);

(ii)
the day after the day on which the public offer is made; or

(iii)
the day the court in preliminary relief proceedings has granted authority to shareholders holding at least 10% of the issued share capital to convoke a general meeting of shareholders.

All shareholders who solely or jointly hold 3% of the issued share capital, may request the Enterprise Chamber of the Amsterdam Court of Appeal to terminate the cooling-off period.
The General Meeting is presided over by the chairperson or, if he or she is absent, by the vice chairperson of the board of directors. If the chairperson and the vice chairperson are absent, the non-executive directors present at the meeting shall appoint one of them to be chairperson. Board members may attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at its discretion to admit other persons to the meeting.
The external auditor of the company shall attend the General Meeting in which the annual accounts are discussed.
In connection with our General Meetings, ADS holders will not be treated as our shareholders and will not have shareholder rights. See “Description of Securities — ADSs.”
Admission and Registration
All shareholders, and each usufructuary and pledgee to whom the right to vote on our shares accrues, are entitled, in person or represented by a proxy authorized in writing, to attend and address the General Meeting and exercise voting rights pro rata to their shareholding. Shareholders may exercise their rights if they are the holders of our shares on the record date as required by Dutch law, which is the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors which date may not be earlier than the seventh day prior to the General Meeting, specifying such person’s name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The convocation notice shall state the record date and the manner in which the persons entitled to attend the General Meeting may register and exercise their rights.
Quorum and Voting Requirements
Each ordinary share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. The voting rights attached to any shares held by us are suspended as long as they are held in treasury. Nonetheless, the holders of a right of usufruct (vruchtgebruik) in shares belonging to another and the holders of a right of pledge in respect of ordinary shares held by us are not excluded from any right they may have to vote on such ordinary shares, if the right of usufruct (vruchtgebruik) or the right of pledge was granted prior to the time such ordinary share was acquired by us. We may not cast votes in respect of a share in respect of which there is a right of usufruct (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.
In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to the General Meeting. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Decisions of the General Meeting are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.
Board Members
Election of Board Members
Under our Articles of Association, our directors are appointed by the shareholders at the General Meeting upon proposal by our board of directors.
Duties and Liabilities of Directors
Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs of our company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary) by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.
Dividends and Other Distributions
Amount Available for Distribution
Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.
Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.
Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of our freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.
Dividends and other distributions shall be made payable not later than the date determined by our board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
We do not anticipate paying any cash dividends for the foreseeable future.
Exchange Controls
Pursuant to Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.
Pursuant to Dutch law, there are no exchange controls applicable to our import or export of capital, including the availability of cash and cash equivalents to us as a Dutch company.
Annual Accounts and Semi-Annual Accounts
Our financial year is the calendar year. Within four months after the end of our financial year, our board of directors must prepare the annual accounts. It must make them available for inspection by the shareholders at our office. The annual accounts must be accompanied by an auditors’ statement, an annual report, a report by our board of directors and certain other information required under Dutch law (Section 2 Title 9 of the DCC). The annual accounts, the annual report, the other information required under Dutch law (Section 2 Title 9 of the DCC) and the auditors’ statement must be made available to shareholders for review from the day of the notice convening the annual General Meeting. All members of our board of directors must sign the annual accounts and if a member does not sign, the reasons for this must be stated. The annual accounts must be adopted by the General Meeting. Within two months after the end of the first six months of the financial year, our board of directors must prepare semi-annual accounts and make them publicly available. If the semi-annual accounts are audited or reviewed, the independent auditor’s report must be made publicly available together with the semi-annual accounts.
Dissolution and Liquidation
argenx SE may only be dissolved by a resolution of the shareholders at a General Meeting upon a proposal made by our board of directors with the consent of the majority of the non-executive directors. If a resolution to dissolve argenx SE is to be put to the shareholders at a General Meeting, this must in all cases be stated in the notice convening the General Meeting. If the shareholders at a General Meeting resolve to dissolve argenx SE, the members of our board of directors will be charged with the liquidation of the business of argenx SE. During liquidation, the provisions of the Articles of Association will remain in force as far as possible.
A resolution by the shareholders at a General Meeting to dissolve argenx SE requires a two-thirds majority of the votes cast if less than half the issued and outstanding share capital is represented at the meeting.
Any surplus remaining after settlement of all debts and liquidation costs will be distributed to the shareholders in proportion to the nominal value of their shareholdings.
Public Offer
In accordance with Directive 2004/25/EC, each European Union member state should ensure the protection of minority shareholders by obliging any person that acquires control of a company to make an offer to all the holders of that company’s voting securities for all their holdings at an equitable price.
The Directive 2004/25/EC applies to all companies governed by the laws of a European Union member state of which all or some voting securities are admitted to trading on a regulated market in one or more European Union member states. The laws of the European Union member state in which a company has its registered office will determine the percentage of voting rights that is regarded as conferring control over that company.
In accordance with Section 5:70 of the Dutch Financial Supervision Act (Wet op het financieel toezicht), or the DFSA, any person — whether acting alone or in concert with others — who, directly or indirectly, acquires a controlling interest in a company will be obliged to launch a mandatory public offer for all our outstanding shares. A controlling interest is deemed to exist if a (legal) person is able to exercise, alone or acting in concert, at least 30% of the voting rights in the General Meeting. An exception is made for, amongst others, shareholders who — whether alone or acting in concert with others — (i) had an interest of at least 30% of our voting rights before our shares were first admitted to trading on Euronext Brussels and who still have such an interest after such first admittance to trading, and (ii) reduce their holding to below 30% of the voting rights within 30 days of the acquisition of the controlling interest provided that (a) the reduction of their holding was not effected by a transfer of shares to an exempted party and (b) during such period such shareholders or group of shareholders did not exercise their voting rights.
The rules under the DFSA regarding mandatory public offers apply to us because the company has its statutory seat in the Netherlands. However, as the shares are not admitted to trading on a regulated market in the Netherlands but are admitted to trading on Euronext Brussels and the ADSs are admitted to trading on Nasdaq, the Dutch Decree on public offers (Besluit openbare biedingen Wft) will only apply in relation to matters relating to information to be provided to trade unions and employees and company law matters, including the convocation of a General Meeting in the event of a public offer and a position statement by our board of directors. In case of a mandatory public offer, the provisions regarding the offered consideration and the bid procedure will be governed by Belgian law pursuant to article 4§1, 3° of the Belgian law dated April 1, 2007 on public takeover bids. Pursuant to article 53 of the implementing Royal Decree, a mandatory public offer on our shares must be launched at a price equal to the higher of (i) the highest price paid by the offeror or persons acting in concert with it for the acquisition of shares during the last 12 months and (ii) the weighted average trading prices during the last 30 days before the obligation to launch a mandatory public offer was triggered. The price can be in cash or in securities. However, if the securities that are offered as consideration are not liquid securities that are traded on a regulated market or if the offeror or persons acting in concert with it have acquired shares for cash in the last 12 months, a cash alternative has to be offered.
No takeover bid has been instigated by third parties in respect of our equity during the previous financial year and the current financial year.
Squeeze Out Procedures
Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof te Amsterdam), or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
In addition, pursuant to Section 359c, Book 2 of the Dutch Civil Code, following a public offer, a holder of at least 95% of our issued share capital and voting rights has the right to require the minority shareholders to sell their shares to it. Any such request must be filed with the Enterprise Chamber within three months after the end of the acceptance period of the public offer. Conversely, pursuant to article 2:359d of the Dutch Civil Code each minority shareholder has the right to require the holder of at least 95% of our issued share capital and voting rights to purchase its shares in such case. The minority shareholder must file such claim with the Enterprise Chamber within three months after the end of the acceptance period of the public offer.
Market Abuse Rules
As of July 3, 2016, setting aside previously applicable national legislation in the European Union member states, the Market Abuse Regulation (Regulation (EU) No 596/2014), or MAR, provides for specific rules intended to prevent market abuse, such as prohibitions on insider trading, divulging inside information and tipping and market manipulation. The company, the members of our board of directors and other insiders and persons performing or conducting transactions in the company’s financial instruments, as applicable, are subject to the insider trading prohibition, the prohibition on divulging inside information and tipping and the prohibition on market manipulation. In certain circumstances, the company’s investors may also be subject to market abuse rules.
Inside information is any information of a precise nature relating (directly or indirectly) to us, or to our shares or other financial instruments, which information has not been made public and which, if it were made public, would be likely to have a significant effect on the price of the shares or the other financial instruments or on the price of related derivative financial instruments.
Pursuant to the MAR, a person is prohibited to possess inside information and use that information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, our shares and other financial instruments to which that information relates (which is considered to be insider dealing). The use of inside information by cancelling or amending an order concerning our shares or other financial instruments to which the information relates where the order was placed before the person concerned possessed the inside information, is also prohibited. In addition, a person is also prohibited to recommend another person to engage in insider dealing, or induce another person to engage in insider dealing, which arises where the person possesses inside information and (a) recommends, on the basis of that information, that another person acquires or disposes of our shares or other financial instruments to which that information relates, or induces that person to make such an acquisition or disposal or (b) recommends, on the basis of that information, that another person cancels or amends an order concerning our shares or other financial instruments to which that information relates, or induces that person to make such a cancellation or amendment.
The company is under an obligation to make any inside information immediately public. However, the company may, on its own responsibility, delay the publication of inside information if it can ensure the confidentiality of the information. Such deferral is only possible if the publication thereof could damage the company’s legitimate interests and if the deferral does not risk misleading the market. If the company wishes to use this deferral right it needs to inform the Belgian Financial Services and Markets Authority thereof after the information is disclosed to the public and provide a written explanation of how the conditions for deferral were met, immediately. The company is subject to Belgian law and MAR regarding the publication of inside information.
Directors, other persons discharging managerial responsibilities and persons closely associated with them are covered by the MAR notification obligations. Directors and other persons discharging managerial responsibilities as well as persons closely associated with them, must notify the AFM of every transaction conducted on their own account relating to the shares or debt instruments of the company, or to derivatives or other financial instruments linked to those shares or debt instruments. Notification must be made within three working days after the date of the transaction. Under MAR, no notification of a transaction needs to be made until transactions in a calendar year by that director, persons discharging managerial responsibilities or persons closely associated with them exceed a threshold of €5,000 (without netting). Once the threshold has been reached, all transactions will need to be notified, regardless of amount and wherever concluded.
Non-compliance with these reporting obligations could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.
Transparency Directive
We are a European public company with limited liability (Societas Europaea or SE) incorporated and existing under the laws of the Netherlands. The Netherlands is our home European Union member state (lidstaat van herkomst) for the purposes of Directive 2004/109/EC, or the Transparency Directive as amended by Directive 2010/73/EU, as a consequence of which we will be subject to the DFSA in respect of certain ongoing transparency and disclosure obligations. In addition, as long as our shares are listed on Euronext Brussels and the ADSs on Nasdaq, we are required to disclose any regulated information which has been disclosed pursuant to the DFSA as well in accordance with the Belgian Act of May 2, 2007, the Belgian Royal Decree of November 14, 2007 and Nasdaq listing rules.
We must publish our annual accounts within four months after the end of each financial year and our half-yearly figures within two months after the end of the first six months of each financial year. Within five calendar days after adoption of our annual accounts, we must file our adopted annual accounts with the AFM.
Pursuant to the DFSA, we will be required to make public without delay any change in the rights attaching to our shares or to any rights to subscribe our shares.
Dutch Financial Reporting Supervision Act
Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), the DFRSA, the AFM supervises the application of financial reporting standards by companies whose official seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.
Pursuant to the DFRSA, the AFM has an independent right to (i) request an explanation from us regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt the our financial reporting meets such standards and (ii) recommend to us that we make available further explanations and files these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (a) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (b) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.
Our Obligations and Obligations of our Shareholders and Directors to Notify Holders of Shares and Voting Rights
Pursuant to chapter 5.3 of the DFSA, any person who, directly or indirectly, acquires or disposes of an actual or potential capital interest or voting rights in the company must immediately give written notice to the AFM of such acquisition or disposal if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%. Potentially a threshold of 2% will be added to this list. It is not yet clear if and when this change will enter into effect.

For the purpose of calculating the percentage of capital interest or voting rights, the following interests must be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person; (ii) shares or voting rights held (or acquired or disposed of) by such person’s controlled entities or by a third party for such person’s account; (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement; (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment; (v) shares which such person, or any controlled entity or third party referred to above, may acquire pursuant to any option or other right to acquire shares; (vi) shares which determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vii) shares that must be acquired upon exercise of a put option by a counterparty; and (viii) shares which are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares.
Controlled entities (gecontroleerde ondernemingen) within the meaning of the DFSA do not themselves have notification obligations under the DFSA as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a 3% or larger interest in the company’s share capital or voting rights ceases to be a controlled entity it must immediately notify the AFM and all notification obligations under the DFSA will become applicable to such former controlled entity.
Special rules apply to the attribution of shares and/or voting rights which are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.
Furthermore, when calculating the percentage of capital interest a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.
Under the DFSA, we are required to notify the AFM promptly of any change of 1% or more in our issued and outstanding share capital or voting rights since the previous notification. Other changes in our issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred. If a person’s capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in our issued and outstanding share capital or voting rights, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification as described above.
Every holder of 3% or more of our share capital or voting rights who, in relation to its previous notification, reaches, exceeds or falls below any of the above mentioned thresholds as a consequence of a different composition by means of an exchange or conversion into shares or the exercise of rights pursuant to an agreement to acquire voting rights, must notify the AFM at the latest within four trading days.
Furthermore, each director must notify the AFM of each change in the number of shares he or she holds and of each change in the number of votes he or she is entitled to cast in respect of our issued and outstanding share capital, immediately after the relevant change.
The AFM does not issue separate public announcements of the notifications. It does, however, keep a public register of and publishes all notifications made pursuant to the DFSA at its website (www.afm.nl). Third parties can request to be notified automatically by email of changes to the public register in relation to a particular company’s shares or a particular notifying party.
Non-compliance with these notification obligations is an economic offence and may lead to criminal prosecution. The AFM may impose administrative penalties for non-compliance, and the publication thereof. In addition, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be notified. A claim requiring that such measures be imposed may be instituted by us, or by one or more of our shareholders who alone or together with others represent at least 3% of our issued and outstanding share capital of or voting rights. The measures that the civil court may impose include:
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an order requiring the person with a duty to disclose to make the appropriate disclosure;

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suspension of the right to exercise the voting rights by the person with a duty to disclose for a period of up to three years as determined by the court;

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voiding a resolution adopted by the shareholders at the General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person with a duty to disclose, or suspension of a resolution adopted by the shareholders at the General Meeting until the court makes a decision about such voiding; and

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an order to the person with a duty to disclose to refrain, during a period of up to five years as determined by the court, from acquiring shares or voting rights in the company.

Shareholders are advised to consult with their own legal advisors to determine whether the notification obligations apply to them.
Short Positions
Net Short Position
Pursuant to European Union regulation No. 236/2012, each person holding a net short position attaining 0.2% of our issued share capital must report it to the AFM. Each subsequent increase of this position by 0.1% above 0.2% will also have to be reported. Each net short position equal to 0.5% of our issued share capital and any subsequent increase of that position by 0.1% will be made public via the AFM short selling register. To calculate whether a natural person or legal person has a net short position, their short positions and long positions must be set off. A short transaction in a share can only be contracted if a reasonable case can be made that the shares sold can actually be delivered, which requires confirmation of a third party that the shares have been located. The notification shall be made no later than 15:30 CET on the following trading day.
Gross Short Position
Furthermore, each person holding a gross short position in relation to our issued share capital that reaches, exceeds or falls below one of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, must immediately give written notice to the AFM. Potentially a threshold of 2% will be added to this list. It is not yet clear if and when this change will enter into effect.
If a person’s gross short position reaches, exceeds or falls below one of the abovementioned thresholds as a result of a change in our issued share capital, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification in the public register of the AFM.
The AFM keeps a public register of the short selling notifications. Shareholders are advised to consult with their own legal advisors to determine whether any of the above short selling notification obligations apply to them.
Group Structure
argenx SE is the top entity in our group. argenx SE is the sole shareholder of argenx BV and argenx IIP BV, each a private company with limited liability (besloten vennootschap) incorporated under the laws of Belgium, having its registered seat in Zwijnaarde, Belgium. argenx BV is the sole shareholder of argenx US, Inc., a Delaware corporation, argenx Japan KK, based in Japan, argenx Switzerland SA, based in Switzerland, argenx France SAS, based in France and argenx Germany GmbG, based in Germany.
argenx SE has no other direct or indirect subsidiaries.

argenx SE holds a small minority stake of 1% in Bird Rock Bio, a company incorporated under the laws of Delaware with its registered seat in La Jolla, CA, United States. Pursuant to a license agreement, argenx SE owns 568,182 shares, or approximately 0.6% share ownership, of Zai Lab Limited.
Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law
The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Because these statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.
Shareholder Rights
ADS holders are not treated as our shareholders and will not have shareholder rights. ADS holder rights are limited to those under the deposit agreement. See “Description of Securities — ADSs.”
Voting Rights
The Netherlands.   In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the General Meeting. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.
Shareholders may exercise their rights at a General Meeting if they are the holders of our shares on the record date as required by Dutch law, which is the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors (which date was for the previous General Meetings set on the seventh day prior to the relevant General Meeting), specifying such person’s name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.
Delaware.   Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
The Netherlands.   Pursuant to our Articles of Association, extraordinary General Meetings will be held whenever our board of directors deems such to be necessary. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting could be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by Court in preliminary relief proceedings to convene a

General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.
Also, the agenda for a General Meeting shall include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company’s strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting.
Delaware.   Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
The Netherlands.    Our Articles of Association do not provide for the possibility that shareholders’ resolutions can also be adopted in writing without holding a meeting of shareholders. Although permitted by Dutch law, for a listed company, this method of adopting resolutions is not feasible.
Delaware.   Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
The Netherlands.   The concept of appraisal rights is not known as such under Dutch law.
However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
Furthermore, in accordance with the Directive (EU) 2017/1132 of the European Parliament and the Council of June 14, 2017 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another European Union member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.
Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.
Delaware.   The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits
The Netherlands.   In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in case cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder such shareholder has an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.
Delaware.   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
The Netherlands.   Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its Articles of Association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, we may repurchase fully paid shares in our own capital if (i) such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law, (ii) we (including our subsidiaries) would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital and (iii) our board of directors has been authorized thereto by the shareholders at the General Meeting.
An authorization by the shareholders at the General Meeting to our board of directors for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.
No authorization of the shareholders at the General Meeting is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.
Delaware.   Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-takeover Provisions
The Netherlands.   Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.
Delaware.   In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
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the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.
Inspection of Books and Records
The Netherlands.   The board of directors provides the shareholders at the General Meeting in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the board of directors invokes an overriding interest, it must give reasons.
Delaware.   Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Removal of Board Member
The Netherlands.   The shareholders at a General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at a General Meeting at any time.
Delaware.   Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights
The Netherlands.   Under Dutch law, in the event of an issuance of ordinary shares or upon a grant of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or the issue of shares to persons exercising a previously granted right to subscribe for shares). A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the shareholders at the General Meeting upon proposal of our board of directors with the consent of the majority of the non-executive directors.
Our board of directors, with the consent of the majority of the non-executive directors, may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the shareholders at the General Meeting. Such designation can be granted for a period not exceeding five years. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directions as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
Delaware.   Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands.   Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.
The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.
Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.
Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of its freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.
Dividends and other distributions shall be made payable not later than the date determined by our board of directors. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware.   Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.
Shareholder Vote on Certain Reorganizations
The Netherlands.   Under Dutch law, the shareholders at the General Meeting must approve resolutions of our board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:
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a transfer of the business or virtually the entire business to a third party;

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the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the last adopted annual accounts of the company.

Under Dutch law, a shareholder who, for its own account, owns shares representing at least 95% of the nominal value of a company’s issued share capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of experts who will offer an opinion to the Enterprise Chamber on the value of the shares.
Delaware.   Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Remuneration of Board Members
The Netherlands.   Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board members. Such remuneration policy shall be adopted by the shareholders at the General Meeting upon the proposal of the non-executive directors. The remuneration of the individual members of the board of directors shall be determined by the non-executive directors, at the recommendation of the remunerations and nominations committee, within the limits of the remuneration policy adopted by the shareholders at the General Meeting. With respect to remuneration schemes in the form of shares or rights to shares a proposal is submitted by the board to the shareholders at the General Meeting for their approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to our board of directors and the criteria for granting or amendment.
Delaware.   Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.
Dutch Corporate Governance Code
As a Dutch company we are subject to the DCGC. On December 8, 2016, the monitoring committee for the DCGC has published the revised DCGC, which is in force as of the financial year starting on or after January 1, 2017 and replaces the DCGC dated December 10, 2008 which was in force as of January 1, 2009 until December 31, 2016. On September 7, 2017, the revised DCGC was formally enshrined in Dutch law by the Dutch legislator as of January 1, 2018.
The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report.
We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.
The discussions below summarize the most important differences between our expected governance structure following this offering and the principles and best practices of the DCGC that has come into force as of the financial year starting on or after January 1, 2017:
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We do not comply with best practice provision 3.2.3 of the Dutch Corporate Governance Code, which requires that the severance payment in the event of dismissal should not exceed one year’s base compensation. The agreement of our chief executive officer stipulates that a severance payment equal to eighteen months base compensation may become payable by the Company to our chief executive officer. The severance component of the remuneration package is, like all other components and in accordance with our remuneration policy as approved by the General Meeting, benchmarked against and aligned with the severance components as identified within the reference group. On this particular topic, considering the importance of competitive remuneration for our ability to attract and retain highly qualified persons, alignment with the reference group is prioritized over compliance with this best practice provision 3.2.3. This policy was last subjected to shareholder approval on May 11, 2021 where it was approved with a majority of more than 75% of the votes cast. We currently do not envision to change our practice in this respect.

•
We do not comply with best practice provision 3.3.2. of the Dutch Corporate Governance Code, which requires that non-executive directors will not be granted any shares or rights to shares as remuneration. In accordance with our remuneration policy, non-executive directors may be granted equity incentives by way of remuneration, in recognition of the substantial industry expertise they bring to us. Our remuneration policy, as was presented to and approved by the General Meeting on May 11, 2021 where it was approved with a majority of more than 75% of the votes cast, and this equity element for non-executive directors in particular is geared at a fair but competitive compensation package and takes a number of relevant benchmarks into account. We currently do not envision to change our practice in this respect.

•
We do not comply with best practice provision 3.1.2 (vi) of the Dutch Corporate Governance Code, which requires that any shares granted to members of our board of directors must be held for a period of 5 years. Our equity incentive plan, in which our full board of directors as well as all of our employees globally, participate, provides for a 4 year vesting annual vesting scheme for RSUs, with no additional restrictions on the sale of shares issued pursuant to vested RSUs. This means that our board of directors is able to sell vested shares as from the 1st year after each grant. Through our benchmarking exercises and shareholder approval we regularly confirm that this practice is competitive, in line with market practice, and has significant shareholder support. We currently do not envisage to change our practice in this respect.
Limitations on the Right to Own Securities
Neither Dutch law nor our Articles of Association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

DESCRIPTION OF SECURITIES
We or our selling securityholders may offer ordinary shares, ordinary shares represented by ADSs, warrants, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
ADSs
A description of our ordinary share ADSs, each of which represents one of our ordinary shares, can be found in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
Ordinary Shares
See “Description of Share Capital” for a description of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our Articles of Association and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled “Where You Can Find More Information.”
Warrants
We may issue warrants for the purchase of our ordinary shares and/or ordinary shares represented by ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Units
We may issue, in one or more series, units consisting of ordinary shares, ordinary shares represented by ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
Debt Securities
This prospectus describes the general terms and provisions of the debt securities we and/or our selling security holders may offer under this prospectus. When we and/or our selling security holders offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether any of the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the applicable indenture if you do not fully understand a term or the way we use it in this prospectus.
We and/or our selling security holders may offer senior or subordinated debt securities, which may be convertible. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to this registration statement of which this prospectus forms a part.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. The statements below are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, as amended or supplemented from time to time. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
We expect that the indentures will:
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not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

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not require us to issue all of the debt securities of a series at the same time;

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allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

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provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.
Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
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the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares received on conversion;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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the date or dates, or the method for determining the date or dates, from which interest will accrue;

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the dates on which interest will be payable;

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the record dates for interest payment dates, or the method by which we will determine those dates;

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the persons to whom interest will be payable;

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the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

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where the debt securities may be surrendered for registration of transfer or conversion or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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the times, prices and other terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

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the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for debt securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

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whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

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the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

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the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

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whether and under what circumstances the debt securities being offered are convertible into ordinary shares, including the conversion price or rate or the manner of calculation thereof;

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the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

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any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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the name of the applicable trustee and the nature of any material relationship between the trustee and us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•
provisions related to the modification of the indentures;

•
applicable CUSIP numbers; and

•
any other terms of such debt securities not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal, premium and interest on indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.
Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
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exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•
surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 calendar days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:
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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•
after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants
Existence.  Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.
Payment of taxes and other claims.  The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.  The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports and other documents with the SEC, file with the trustee copies of the annual report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.
Additional covenants.  The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
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default in the payment of any installment of interest on any debt security of such series continuing for 30 calendar days;

•
default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

•
default in making any sinking fund payment as required for any debt security of such series for five business days;

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default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 calendar days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•
a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)
having an aggregate principal amount in excess of a minimum amount as specified in a prospectus supplement; or

(2)
under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Orchard Therapeutics or any significant subsidiary that, if contested, is not dismissed or stayed within 90 calendar days; and

•
any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
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we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

We expect that the indentures will also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal, any premium, or make-whole amount, or interest;

•
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•
in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

We expect that the indentures will require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
We expect that the indentures will provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
We expect that the indentures will provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•
is in conflict with any law or the applicable indenture;

•
may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
We expect that the indentures will provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of each of the affected holders of the debt securities affected by the modification or amendment:
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change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•
reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•
change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

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reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

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modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under such indenture;

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to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

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to secure the debt securities;

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to establish the form or terms of debt securities of any series;

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to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

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to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

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to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting
We expect the indentures will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:
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the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

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the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
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the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

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debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, we expect that the indentures will provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination
Unless otherwise provided in the applicable prospectus supplement and indenture, subordinated securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Orchard Therapeutics and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities will provide us with the right not to comply with specified covenants and that specified events of default described in a prospectus supplement will not apply provided we deposit with the trustee money or government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
We refer you to any applicable prospectus supplement with respect to any deletions or additions or modifications to the descriptions above.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.
USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.
TAXATION
U.S. Federal Income Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares (including those represented by ADSs). The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
Non-U.S. Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our ordinary shares (including those represented by ADSs). The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a European public company with limited liability (Societas Europaea or SE) incorporated under the laws of the Netherlands. Substantially all of our assets are located outside the United States. The majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.
The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court as it deems appropriate. The Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon, provided that: (i) the U.S. court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court being in compliance with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfills the conditions necessary for it to be given binding effect in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.
Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.
Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to Dutch law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Freshfields Bruckhaus Deringer LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F and the effectiveness of argenx SE’s internal control over financial reporting have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Accountants B.V. are located at Wilhelminakade 1, 3072 AP Rotterdam, the Netherlands.
EXPENSES
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the FINRA filing fee.
SEC registration fee	$(1)
FINRA filing fee	$225,500
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Miscellaneous expenses	$(1)
Total	$(1)

(1)
In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the SEC registration fee for the securities offered by this registration statement.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we intend to report our results of operations voluntarily on a quarterly basis.
You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.argenx.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring to those documents; and

•
information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate herein by reference:
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our Annual Report on Form 20-F for the year ended December 31, 2020;

•
our reports on Form 6-K furnished to the SEC on January 6, 2021; January 8, 2021; February 1, 2021; February 4, 2021; March 30, 2021; May 1, 2021; May 14, 2021; June 1, 2021; June 7, 2021 and July 29, 2021;

•
the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2017 (File No. 001-38097), including any subsequent amendments or reports filed for the purpose of updating such description; and

•
any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Willemstraat 5, 4811 AH, Breda, the Netherlands, Tel. No.: +32 9 310 34 00.
Our Annual Report on Form 20-F for the year ended December 31, 2020 and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and any supplement to this prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2020.
You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

2,333,334
Ordinary shares
(Including ordinary shares represented by American depositary shares)
Active bookrunners
J.P. MORGAN MORGAN STANLEY COWEN SVB LEERINK
Co-Managers
Wells Fargo Securities	Kempen & Co.
H.C. Wainwright & Co.	Raymond James	Wedbush PacGrow
March 23, 2022